Exhibit (P) 1.5

Katten Muchin Rosenman LLP

ARK ASSET MANAGEMENT CO., INC.

COMPLIANCE MANUAL

Code of Ethics

&

Policies and Procedures

Effective as of March 31, 2006

Table of Contents to Compliance Manual

Table of Contents

Page
INTRODUCTION	1

CODE OF ETHICS	2-1
Fiduciary Duty – Statement of Policy	2-1
Client Opportunities	2-3
Insider Trading	2-5
Personal Securities Transactions	2-9
Gifts, Entertainment and Contributions	2-14
Outside Business Activities	2-19
Confidentiality	2-21

REGISTRATION AND DISCLOSURE	3-1
Registration	3-1
Disclosure	3-3

ADVERTISING, MARKETING, AND COMMUNICATIONS	4-1
Advertising	4-1
Solicitation Arrangements	4-9
Marketing Private Fund Interests	4-11
Communications with Media, Regulators and Clients	4-14

CONTRACTS AND ACCOUNT ADMINISTRATION	5-1
Content of Investment Advisory Agreements	5-1
Documentation of Accounts and Account Opening	5-5
Subscriptions for Private Fund Interests	5-9
Anti-Money Laundering	5-11
Account Termination	5-13

PORTFOLIO MANAGEMENT	6-1
Adherence to Client Investment Objectives and Guidelines	6-1
Allocation of Investment Opportunities and Trades	6-5

TRADING	7-1
Order Entry	7-1
Best Execution	7-3
Soft Dollars	7-6
Inter-Account Trading	7-8
Trade Errors and Trade Modifications	7-11

REGULATORY REPORTING	8-1

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Table of Contents to Compliance Manual

RECORDKEEPING	9-1

ADMINISTRATION	10-1
Supervisory Structure and Organization Chart	10-1
Employees	10-2
Custody	10-3
New Issues	10-7
Privacy	10-9
Valuation	10-13
Disaster Recovery Plan	10-15
Proxy Voting	10-16

The following Appendices, which are an integral part of this Manual, consist primarily of forms and documents to be utilized to implement the Code of Ethics (the “Code of Ethics” or “Code”) and the Policies and Procedures set forth herein.

APPENDICES

Appendix 1	Employee Acknowledgment of Receipt of Manual

Appendix 2	Annual Certification of Compliance

Appendix 3	Personal Securities Holding Report

Appendix 4	Quarterly Securities Transaction Report

Appendix 5	Notice/Pre-Clearance Form for Access Person Accounts

Appendix 6	Gift and Entertainment Report

Appendix 7	Request for Approval of Brokerage Account

Appendix 8	Employee Investment Adviser Questionnaire

Appendix 9	New Account Form

Appendix 10	Organizational Chart

Appendix 11	Privacy Notice

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INTRODUCTION

Ark Asset Management Co., Inc. (collectively with its affiliates, the “Firm”) is committed to the highest legal and ethical standards in the investment management industry. It is the responsibility of every officer, director, and employee of the Firm (each, an “Employee”) to fulfill this commitment to ethical conduct and compliance with laws and regulations.

The Firm serves as discretionary investment manager for its clients, which include corporate, multi-employer and public employee benefit plans, charitable trusts and foundations and corporations, which are managed by the Firm through separate accounts and private pooled investment vehicles (“private funds”). In addition, the Firm acts as a sub-adviser to certain investment companies that are registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Such separate accounts, private funds and registered investment companies are referred to as “Clients.”

Except as described below, the Firm does not offer individualized investment management services customized to each Client. Rather, the Firm manages Client assets in accordance with six different investment strategies (each a “Product”): Large Cap Value, Small Cap Value, Mid Cap Value, Large Cap Growth, Concentrated Growth and Fixed Income. Clients may allocate assets in their accounts to one or more Product. Each Product is assigned a portfolio management team that is responsible for managing all Client assets that have been allocated to that Product. Large Cap Value, Small Cap Value, Mid Cap Value, Large Cap Growth and Concentrated Growth (collectively, “Equity Products”) are each benchmarked to an index and assets allocated to such Products are managed in accordance with specific guidelines that are similar to those applicable to the index. Funds allocated to Fixed Income are managed on a customized basis in accordance with benchmarks established by each Client. The Large Cap Growth and Small Cap Value Products also offer commingled investment funds as vehicles for Client investment.

The Firm has outsourced certain back office, accounting and other administrative functions to iX Partners, Inc. (“iX Partners”). Where noted, certain provisions of this Compliance Manual (the “Manual”) are applicable to certain of iX Partners’ employees. The activities of iX Partners and its employees are overseen by appropriate supervisory personnel of the Firm.

Purpose of Compliance Manual

The Firm is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisers Act and SEC rules impose requirements on a registered adviser such as the Firm to adopt a Code of Ethics and compliance policies and procedures. Section 204A of the Advisers Act requires all registered investment advisers to have policies and procedures to detect and prevent insider trading. Rule 204A-1 under the Advisers Act requires every registered investment adviser to establish, maintain and enforce a Code of Ethics that at a minimum addresses personal trading by its “access persons.” In addition, Rule 206(4)-7 requires registered investment advisers to adopt written compliance procedures, review the adequacy of those procedures annually, and designate a Chief Compliance Officer to review and implement those procedures. This Manual has been adopted by the Firm to fulfill these requirements and promote compliance with the Advisers Act and other applicable laws.

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Chief Compliance Officer

The Board of Directors has appointed S. Jay Mermelstein as the Firm’s Chief Compliance Officer and has vested complete authority in its Chief Compliance Officer to develop appropriate compliance policies and procedures, to enforce those policies and procedures and to report any violations directly to the senior management of the Firm. The Chief Compliance Officer may designate one or more qualified persons to perform responsibilities under this Manual. Other Employees with responsibilities under this Manual also may delegate to appropriate persons subject to their supervision (e.g., a portfolio manager may delegate certain responsibilities to a member of his or her portfolio management team).

The Chief Compliance Officer may make exceptions, on a case-by-case basis, to any of the provisions of this Manual upon a determination of the facts and circumstances involved. Approval of all such exceptions must be in writing.

Each Employee is subject to this Manual. Employees should contact the Chief Compliance Officer if they have any questions about this Manual or any other compliance-related matters.

The Chief Compliance Officer will review this Manual at least annually with the Firm’s Board of Directors and, in light of legal and business developments and experience in implementing this Manual, make changes as are deemed appropriate. The Chief Compliance Officer will provide updates of the Manual to all Employees following completion of the annual review.

Legal and Regulatory Overview

As an investment adviser, the Firm is subject to principles of fiduciary duty, which are enforceable under both the Advisers Act and state law. These principles dictate that the Firm conduct its business in a manner that places the interests of Clients above the interests of the Firm.

The antifraud provisions of the Advisers Act require the Firm to be conscious as a fiduciary of any potential conflicts of interest, by virtue of affiliate relationships or otherwise, to assess potential risks to clients as a result of such conflicts, and to disclose fully such conflicts and risks to clients. In addition to disclosure requirements, the Advisers Act and SEC rules impose certain direct requirements on advisers’ conduct of their business, as set forth in this Manual.

Investment advisers also are subject to portions of other federal securities laws. For example, the Firm is required to file reports as an institutional investment manager and, when certain ownership thresholds are reached, reports of beneficial ownership under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the broad antifraud provisions of Section 10(b) of the Exchange Act and Rule 10b-5, which prohibit making material misstatements or omissions in connection with the purchase or sale of securities, could give rise to civil liability if the Firm or its Employees were to engage in such conduct.

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As a manager of the commingled funds, the Firm and its Employees must also comply with requirements under the Securities Act of 1933, as amended (the “Securities Act”), to ensure that interests of such private funds are offered on a private placement basis and therefore are exempt from registration with the SEC. In addition, the Firm must comply with requirements applicable to persons offering and selling interests in funds managed by the Firm. The private funds also must meet certain requirements as to the manner of offering and the number and nature of investors in order to be excepted from the definition of an “investment company” and thus from registration under the Investment Company Act.

The nature of our Clients may subject the Firm to additional regulatory schemes. The Firm must ascertain whether a Client’s legal or tax status or form of organization imposes any special regulatory requirements before undertaking to manage the Client’s assets.

Because the Firm manages assets for employee benefit plans both on a separate account basis and through the commingled funds, the Firm is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to those accounts. The Firm is also subject to the Investment Company Act with respect to mutual fund assets for which it acts as sub-adviser.

The Firm is subject to examination by the SEC staff. Generally, examinations can be expected to occur approximately every four or five years. If an Employee receives any contact or inquiries from regulators, they must be referred to the Chief Compliance Officer.

Violations and Remedies

Legal penalties for violating various SEC and other applicable laws and regulations can be severe, both for individuals involved in such unlawful conduct and for their employers. Breaches of insider trading proscriptions described in the Firm’s Code of Ethics can result in treble damages, jail sentences and other criminal sanctions, and other civil remedies. In addition, the full panoply of administrative sanctions available to the SEC under the Advisers Act may be imposed on any individual and/or the Firm for violations of the Advisers Act or other federal securities laws, including:

•	censure;

•	cease and desist orders;

•	limitations on the activities, functions, or operations of the Firm;

•	suspension of the Firm’s registration for a specified period;

•	revocation of the Firm’s registration;

•	civil money penalties of up to $50,000 per violation for an Employee and/or $250,000 for the Firm; and

•	bar or suspension of an Employee from association with any investment adviser or other regulated entity.

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Employee Responsibilities

As a matter of Firm policy, compliance with this Manual is a condition of continued employment with the Firm. Failure to comply with the Code of Ethics or any policies and procedures in this Manual may result in disciplinary action against the Employee, including but not limited to a warning, fine, disgorgement, suspension, or termination of employment. In addition to sanctions imposed by the Firm, violations may result in referral to civil or criminal authorities where appropriate.

Employees are required to report all types of violations or potential violations of this Manual, including but not limited to the following: noncompliance with applicable laws, rules, and regulations; fraud or illegal acts involving any aspect of the Firm’s business; material misstatements or omissions in regulatory filings, the Firm’s books and records, or reports provided to Clients and other third parties; activity that is harmful to Clients, including fund investors; and deviations from required Firm procedures that protect Clients and the Firm.

Employees must report any violation promptly to the Chief Compliance Officer. If the Chief Compliance Officer is involved in the violation or is unreachable, Employees may report violations to any other Compliance Officer. Any such reports will be treated confidentially to the extent permitted by law. The Chief Compliance Officer (or other Compliance Officer) will investigate any reported or suspected violation of the provisions of this Manual, report to management on the factual findings and recommend sanctions, where appropriate. Employees are required to cooperate in any investigation. Retaliation against an individual who reports a violation is prohibited and will be dealt with as a separate violation of the Firm’s policies and procedures.

Each Employee must acknowledge having read (and must retain a copy of) this Manual. (See Appendix 1 for Employee Acknowledgment form.) At least once a year, each Employee will be required to certify on the Annual Certification of Compliance form (see Appendix 2) that he or she has read and understands this Manual, has complied with its requirements, and has disclosed or reported all personal securities transactions required to be disclosed or reported.

This Manual is the property of the Firm and its contents are strictly confidential. Each Employee must return his or her copy of this Manual to the Chief Compliance Officer upon termination of employment for any reason.

How to Use This Manual

This Manual is presented in two sections. The first is the Code of Ethics, which sets forth the ethical and fiduciary principles and related compliance requirements under which the Firm must operate and the procedures for implementing those principles. The second section contains Policies and Procedures for compliance with other requirements imposed by applicable laws and regulations, including SEC rules. Use of the word “we” (or “our”) in this Manual refers to the Firm and all its Employees.

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Generally, for each topic in both the Code of Ethics and the Policies and Procedures, a summary of applicable legal requirements is provided (“Law”), followed by a statement of the Firm’s policy on the issue (“Policy”). After this, the procedures through which the policy will be implemented are set forth (“Procedures”). The goal of the Procedures is to specify who is responsible for compliance with the applicable legal and regulatory requirements and Firm policies and what each such responsible person must do reasonably to assure that the applicable requirements are satisfied.

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Code of Ethics

CODE OF ETHICS

Fiduciary Duty – Statement of Policy

The Firm is a fiduciary of its Clients and owes each Client an affirmative duty of good faith and full and fair disclosure of all material facts. This duty is particularly pertinent whenever the adviser is in a situation involving a conflict or potential conflict of interest. The Firm and all Employees must affirmatively exercise authority and responsibility for the benefit of Clients, and may not participate in any activities that may conflict with the interests of Clients except in accordance with this Manual. In addition, Employees must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of the Firm’s Clients. Accordingly, at all times, we must conduct our business with the following precepts in mind:

1.	Place the interests of Clients first. We may not cause a Client to take action, or not to take action, for our personal benefit rather than the benefit of the Client. For example, causing a Client to purchase a security owned by an Employee for the purpose of increasing the price of that security would be a violation of this Code. Similarly, an Employee investing for him or herself in a security of limited availability that was appropriate for a Client without first considering that investment for such Client may violate this Code.

2.	Moderate gifts and entertainment. The receipt of investment opportunities, perquisites, or gifts from persons doing or seeking to do business with the Firm could call into question the exercise of our independent judgment. Accordingly, Employees may accept such items only in accordance with the limitations in this Code.

3.	Conduct all personal securities transactions in compliance with this Code of Ethics. This includes all pre-clearance and reporting requirements and procedures regarding inside information and personal and proprietary trades. While the Firm encourages Employees and their families to develop personal investment programs, Employees must not take any action that could result in even the appearance of impropriety.

4.	Keep information confidential. Information concerning Client transactions or holdings may be material non-public information and Employees may not use knowledge of any such information to profit from the market effect of those transactions.

5.	Comply with the federal securities law and all other laws and regulations applicable to the Firm’s business. Make it your business to know what is required of the Firm as an investment adviser and otherwise, and of you as an Employee of the Firm, and integrate compliance into the performance of all duties.

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Code of Ethics

6.	Seek advice when in doubt about the propriety of any action or situation. Any questions concerning this Code of Ethics should be addressed to the Chief Compliance Officer, who is encouraged to consult with outside counsel, outside auditors or other professionals, as necessary.

The Policies and Procedures in this Code of Ethics implement these general fiduciary principles in the context of specific situations.

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Code of Ethics

Client Opportunities

Law

No Employee may cause or attempt to cause any Client to purchase, sell or hold any security for the purpose of creating any personal benefit for him or herself. Sections 206(1) and 206(2) of the Advisers Act generally prohibit the Firm from employing a “device, scheme or artifice” to defraud Clients or engaging in a “transaction, practice or course of business” that operates as a “fraud or deceit” on Clients. While these provisions speak of fraud, they have been construed very broadly by the SEC and used to regulate, through enforcement action, many types of adviser behavior that the SEC deems to be not in the best interest of Clients or inconsistent with fiduciary obligations. One such category of behavior is taking advantage of investment opportunities for personal gain that would be suitable for Clients.

Policy

An Employee may not take personal advantage of any opportunity properly belonging to the Firm or any Client. This principle applies primarily to the acquisition of securities of limited availability for an Employee’s own account that would be suitable and could be purchased for the account of a Client, or the disposition of securities from an Employee’s account prior to selling a position from the account of a Client.

Under limited circumstances, and only with the prior written approval of the Chief Compliance Officer, an Employee may participate in opportunities of limited availability that are deemed by the Chief Compliance Officer not to be appropriate for any Client.

An Employee may not cause or attempt to cause any Client to purchase, sell, or hold any security for the purpose of creating any benefit to Firm or Employee accounts.

Procedures

Disclosure of Personal Interest. If an Employee believes that he or she (or a related account) stands to benefit materially from an investment decision that the Employee is recommending or making for a Client, the Employee must disclose that interest to the Chief Compliance Officer and obtain approval prior to making the investment.

Restriction on Investment. Based on the information given, the Chief Compliance Officer will make a decision on whether to restrict an Employee’s participation in the investment decision in light of the following factors, among others: (i) whether any Client is legally and financially able to take advantage of this opportunity; (ii) whether any Client would be disadvantaged in any manner; (iii) whether the opportunity is de minimis; and (iv) whether the opportunity is clearly not related economically to the securities to be purchased, sold or held by any Client.

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Record of Determination and Monitoring. A memorandum concerning the investment opportunity and the disposition of the approval request will be prepared promptly and maintained by the Chief Compliance Officer. The Chief Compliance Officer will monitor Employees’ personal securities transactions to identify, and will investigate any instance of, an Employee purchasing or selling a security of limited availability or limited market interest, respectively, prior to making the opportunity available to Clients.

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Code of Ethics

Insider Trading

Law

In the course of business, the Firm and its Employees may have access to various types of material non-public information about issuers, securities or the potential effects of the Firm’s own investment and trading on the market for securities. Trading while in possession of material non-public information or communicating such information to others who may trade on such information is a violation of the securities laws. This conduct is frequently referred to as “insider trading” (whether or not one is an “insider”).

While the law concerning insider trading is not static, it is generally understood to prohibit:

(a)	trading by an insider while in possession of material non-public information; in the case of an investment adviser, information pertaining to the adviser’s positions or trades for its clients may be material non-public information;

(b)	trading by a non-insider while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated;

(c)	communicating material non-public information to others; or

(d)	trading ahead of research reports or recommendations prepared by the Firm.

Concerns about the misuse of material non-public information by the Firm or Employees may arise primarily in two ways. First, the Firm may come into possession of material non-public information about another company, such as an issuer in which it is investing for Clients or in which its own personnel might be investing for their own accounts.

Second, the Firm as an investment adviser has material non-public information in relation to its own business. The SEC has stated that the term “material non-public information” may include information about an investment adviser’s securities recommendations, as well as securities holdings and transactions of Clients.

Who is an Insider? The concept of “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, and banks, and the employees of such organizations. In addition, a person who advises or otherwise performs services for a

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company may become a temporary insider of that company. An Employee of the Firm could become a temporary insider to a company because of the Firm’s and/or Employee’s relationship to the company (e.g., by being an analyst who studies the company or an Employee who has contact with company executives). A company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider or temporary insider. In addition, non-employees may come into possession of material non-public information about the Firm’s investment activities and be deemed temporary insiders (if they have such information for a limited period), or quasi-insiders (if their access to such information is routine, as in the case of iX Partners’ with access to current information about the Firm’s trading and portfolio holdings).

What is Material Information? Trading on non-public information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a security. Information that Employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, knowledge of an impending default on debt obligations, knowledge of an impending change in debt rating by a statistical rating organization, and significant product or management developments.

Material information does not have to relate to the issuer’s business. For example, in one case the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter at The Wall Street Journal was found criminally liable for disclosing to others the date that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or not.

As indicated, the SEC has stated that information concerning an investment adviser’s holdings or transactions may be material non-public information.

What is Non-public Information? Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information which would be considered public could include information found in a report filed with the SEC, appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation, or widely available via Internet access.

What is Tipping? Tipping involves providing material non-public information to anyone who might be expected to trade while in possession of that information. An Employee may become a “tippee” by acquiring material non-public information from a tipper, which would then require the Employee to follow the procedures below for reporting and limiting use of the information.

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Penalties for Insider Trading. Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers, and may include fines or damages up to three times the amount of any profit gained or loss avoided. A person can be subject to some or all of the applicable penalties even if he or she does not personally benefit from the violation.

Policy

The Firm forbids any Employee to trade, either personally or on behalf of others, including Clients, while in possession of material non-public information or to communicate material non-public information to others in violation of the law. The Firm’s insider trading prohibitions apply to all Employees and extend to activities within and outside their duties as Employees of the Firm.

In addition, it is the policy of the Firm that all information about Client securities holdings and transactions is to be kept in strict confidence by those who receive it, and such information may be divulged only within the Firm and to those who have a need for it in connection with the performance of services to Clients. Despite this blanket prohibition, some trades in securities in which the Firm has also invested for Clients may be permitted because the fact that the Firm has made such investments may not be viewed as material information (e.g., trades in highly liquid securities with large market capitalization). The personal trading procedures set forth below establish circumstances under which such trades will be considered permissible and the procedures to follow in making such trades.

Procedures

Identification and Protection of Insider Information. If an Employee believes that he or she is in possession of information that is material and non-public, or has questions as to whether information is material and non-public, he or she should take the following steps:

•	Report the matter immediately to the Chief Compliance Officer, who will document the matter.

•	Refrain from purchasing or selling the securities on behalf of him or herself or others.

•	Refrain from communicating the information inside or outside the Firm other than to the Chief Compliance Officer.

After reviewing the issue, the Chief Compliance Officer will notify the Employee that (i) trading in the security is restricted; (ii) trading in the security is not restricted; or (iii) such other action will be taken as the Chief Compliance Officer deems appropriate. This may include imposing firewalls or other safeguards to prevent the communication of the material non-public information and permitting trading of such security by Employees other than the Employee in possession of the material non-public information.

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If an Employee is in possession of material non-public information and it is not appropriate to permit continued trading in the security, the Chief Compliance Officer will notify all Employees that the security is restricted. All decisions about whether to restrict a security, or remove a security from restriction, will be made by the Chief Compliance Officer. Restrictions on a security also extend to options, rights and warrants relating to such security. When a security is restricted, all new trading activity of such security shall cease, unless approved in writing by the Chief Compliance Officer. In addition, Employees are prohibited from communicating the fact that trading is restricted in a particular security to anyone outside the Firm. A security will be removed from restriction if the Chief Compliance Officer determines that no insider trading issue remains with respect to such security (for example, if the information becomes public or no longer is material).

Restricting Access to Material Non-public Information. Information in the possession of an Employee that has been identified as material and non-public may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. Documents and files that contain material non-public information should be stored in locked file cabinets or other secure locations and access to computer files containing material non-public information should be restricted. Employees may not discuss material non-public information with, or in the presence of, persons who are not affiliated with the Firm or authorized to receive such information. To this end, Employees should avoid discussions of material non-public information in hallways, elevators, trains, subways, airplanes, restaurants and other public places generally. The use of speaker phones or cellular telephones also should be avoided in circumstances where such information may be overheard by unauthorized persons.

Account Review to Detect Insider Trading. To detect insider trading, the Chief Compliance Officer will review the trading activity of Client accounts, Employee accounts, accounts of employees of iX Partners and other Firm accounts. Such reviews will be documented by the Chief Compliance Officer. The Chief Compliance Officer will investigate any instance of possible insider trading and fully document the results of any such investigation. At a minimum, an investigation record should include: (i) the name of the security; (ii) the date the investigation commenced; (iii) an identification of the account(s) involved; and (iv) a summary of the investigation disposition.

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Code of Ethics

Personal Securities Transactions

Law

Employee investments must be consistent with the mission of the Firm always to put Client interests first and with the requirements that the Firm and its Employees not trade on the basis of material non-public information concerning the Firm’s investment decisions for Clients or Client transactions or holdings.

Rule 204A-1 under the Advisers Act requires in effect that a registered investment adviser’s “Access Persons” report their transactions and holdings periodically to the Chief Compliance Officer and that the adviser review these reports.

Under the SEC definition, the term “Access Person” includes any employee who has access to non-public information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to (or in the case of a discretionary manager like the Firm, investment decisions on behalf of) clients or who has access to such recommendations that are non-public.

Defined Terms. As used in this Manual, the following terms are defined as follows:

•	“Access Person Account” means (a) an account of the Access Person; (ii) an account of an immediate family member who shares the Access Person’s household; (iii) an account of another person who shares the Access Person’s household; (iv) an account of anyone to whose support the Access Person materially contributes; and (v) any other account over which the Access Person exercises a controlling influence. An Access Person Account does not include an account in which an Access Person has a Beneficial Interest but over which the Access Person does not exercise investment discretion or otherwise have any direct or indirect influence or control, provided that the procedures set forth below are followed.

•	“Beneficial Interest” means direct or indirect control or power to make investment decisions.

•	“Exempt Securities” means any of the following: (a) direct obligations of the Government of the United States; (b) money market instruments — bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments; (c) money market fund shares; (d) shares of other types of mutual funds (other than shares in a fund where the Firm acts as the investment adviser or sub-adviser); and (e) units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds. Note: Exchange-traded funds (“ETFs”) are not Exempt Securities for these purposes.

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•	“Security” includes any stock, bond, note, debenture or any interest commonly known as a security, including an option, warrant or right to purchase or sell a security.

Transaction Reporting Requirements. All Access Persons must file initial and annual holdings reports and quarterly transaction reports with respect to all holdings and transactions in all Access Person Accounts, except holdings or transactions in Exempt Securities. This reporting requirement applies to any securities received through gift, inheritance or other non-volitional means and any transactions effected pursuant to an automatic investment plan.

Policy

Access Persons. It is the Firm’s policy that all Employees of the Firm and certain employees of iX Partners are access persons (“Access Persons”) for purposes of Rule 204A-1 and must file all required initial and annual holding reports and quarterly reports of transactions in Access Person Accounts.

Maintaining Access Person Accounts. While the Firm encourages Employees to develop personal investment programs, it must be in a position to properly oversee the trading activity undertaken by its Employees. As a result, the Firm requires all Employees to obtain prior approval before opening an Access Person Account. In addition, all Employees are required to provide duplicate account statements and confirmations for all Access Person Accounts.

Participation in Initial Public Offerings. It is the Firm’s policy that no Access Person Account may purchase shares in an initial public offering.

Pre-clearance. All transactions by Access Persons, including investments in private placements, are subject to pre-clearance by the Chief Compliance Officer according to the procedures set forth below, except for transactions in Exempt Securities. (Note: ETFs are not Exempt Securities for these purposes and transactions in ETFs must be pre-cleared for these purposes.) Generally, a transaction in a security in an Access Person Account will be prohibited if the Firm is considering, has entered an order for or has executed a Firm trade in that security. A “Firm trade” means a transaction in a security by the Firm for a Client or the Firm’s Retirement Plan. In addition, if the Firm enters an order for a security within 72 hours of a transaction in the same security in an Access Person Account, the transaction is subject to review.

Municipal Securities - Notice Requirement. Although pre-clearance is not necessary (unless otherwise required by the Chief Compliance Officer), Access Persons must provide notice to the Chief Compliance Officer prior to effecting a transaction in securities issued by any state or local government.

Trading by Research Analysts and Portfolio Managers. The Firm’s research analysts and portfolio managers are prohibited from trading in any Access Person Account in any security they are considering recommending for Clients. Research analysts and portfolio managers are prohibited from establishing positions in securities held by their Product.

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Short-Term Trading. Although short-term trading activity is not strictly prohibited, an Employee must hold any securities position, other than a position in Exempt Securities, for at least thirty business days from the date of the original transaction, unless otherwise approved by the Chief Compliance Officer, and must report sales of securities purchased within the preceding 30 days on their pre-clearance form.

Prohibited Transactions. No Access Person may trade in any account in any security subject to a restriction on trading issued by the Chief Compliance Officer under the Firm’s insider trading policies and procedures set forth in this Code of Ethics.

Procedures

Opening an Access Person Account. Prior to opening any Access Person Account, including an account in which only Exempt Securities are traded, an Access Person must provide written notice (see Appendix 7) to the Chief Compliance Officer, who must approve the opening of the account.

Duplicate Statements and Confirmations. For any Access Person Account opened or maintained at a broker-dealer, bank or similar financial institution, each Access Person shall be responsible for arranging for duplicate account statements and confirmations to be sent directly to the Chief Compliance Officer at the following address:

Ark Asset Management Co., Inc.

125 Broad Street

New York, NY 10004

Attention: Chief Compliance Officer

Such statements must be provided on issuance for Access Person Accounts, and all such statements must be received no later than 30 days after the end of each quarter, except for accounts in which the Access Person transacts only in Exempt Securities. Duplicate confirmations must be provided upon issuance.

Initial and Annual Holdings Reports. Each Access Person must file a holdings report disclosing all securities (other than Exempt Securities and those that have been previously reported on account statements received by the Firm) in any Access Person Account on the Personal Securities Holdings Report (see Appendix 3) or any substitute acceptable to the Chief Compliance Officer, no later than 10 days after becoming an Access Person, and annually thereafter during the month of January. Each such report must be current as of a date no more than 45 days before the report is submitted.

Quarterly Trade Reporting Requirements. Each Access Person must submit to the Chief Compliance Officer within 30 days after the end of each quarter a report of all securities

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transactions (other than transactions in Exempt Securities) effected in each Access Person Account during such quarter. The report must include the name of the security, date of the transaction, quantity, price, nature of the transaction and name of the bank, broker-dealer or financial institution through which the transaction was effected. Information regarding such transactions need not be reported if duplicate statements and confirmations for all Access Person Accounts have been provided to the Chief Compliance Officer. Even if no transactions are required to be reported, each Access Person must submit such a report certifying that all transactions have been reported. Access Persons must independently report securities that do not appear on the confirmations or account statements (e.g., securities acquired in a private placement or by gift or inheritance) on the Quarterly Securities Transaction Report form provided as Appendix 4.

Pre-clearance. Any Access Person who wishes to effect a transaction in securities, including any private placement, must first obtain written pre-clearance of the transaction from the Compliance Department and the Trading Desk. Pre-clearance is not required for transactions in Exempt Securities.

On the date of the proposed trade, the Access Person must submit to the Compliance Department a Notice/Pre-Clearance Form for Access Person Accounts (see Appendix 5), including a copy of the applicable offering documents in the case of a private placement. A Compliance Officer will review the Firm’s trading activity to determine whether the Firm has effected a trade in the security on that day or the preceding three business days. If the Firm has effected a trade in the security, the Compliance Officer will not approve the trade and will so indicate on the form.

If the Firm has not effected a trade in the security, the Compliance Officer will conditionally approve the trade and will forward the form to the Trading Desk for final approval. The Trading Desk will review existing, pending and proposed trades in the security, make a determination as to whether to approve the trade and so indicate on the form.

Unless the Compliance Department and the Trading Desk have approved the proposed transaction, the Access Person may not trade in that security. If approval for a proposed transaction is granted, it will be effective for the business day on which the request is submitted, unless otherwise approved by the Chief Compliance Officer. If the transaction is not effected on that day, the Access Person must again seek approval for the transaction.

Firm Trades Effected After Employee Trades. A Compliance Officer periodically reviews Firm trading activity to determine whether any Firm trades have been effected within 72 hours after an approved trade for an Access Person Account. If a Firm trade occurred within such 72 hour period, the Chief Compliance Officer will discuss the original trade with the Access Person and determine whether the trading activity was appropriate. The Chief Compliance Officer may require the Access Person to take such action as the Chief Compliance Officer deems necessary in connection with such trade, including but not limited to, requiring that the Access Person break or reverse his or her trade. The Chief Compliance Officer will document any investigation into such trading activity.

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Review and Availability of Personal Trade Information. All information supplied under these procedures, including quarterly transaction and initial and annual holdings reports, is reviewed by the Chief Compliance Officer or a designated Compliance Officer for compliance with the policies and procedures in this Code of Ethics. Such Compliance Officer will review all account statements within 45 days after the end of the quarter to which they apply and will review confirmations promptly upon receipt. In undertaking such review, such Compliance Officer shall:

•	address whether the Access Person received pre-approval for all trades;

•	confirm that all positions have been held for the requisite holding period;

•	address whether the Access Person complied with all other applicable internal procedures;

•	compare Access Person transactions to any restrictions in effect at the time of the trade;

•	assess whether the Access Person is trading for his or her own account in the same financial instrument he or she is trading for Clients, and if so, whether Clients are receiving terms as favorable as those of the Access Person’s trades; and

•	periodically analyze the Access Person’s trading for patterns that may indicate abuse.

In addition, the Chief Compliance Officer reviews the trading activity of the Firm’s senior management and the Compliance Officer in accordance with the foregoing standards.

The Chief Compliance Officer will document such reviews by initialing Access Person statements or otherwise indicating the statements that have been reviewed and will maintain copies of the Access Person reports and account statements received.

Confidentiality. The Chief Compliance Officer will maintain records in a manner to safeguard their confidentiality. Each Access Person’s records will be accessible only to the Access Person, the Compliance Department, senior officers and appropriate human resources personnel.

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Gifts, Entertainment and Contributions

Law

The giving or receiving of gifts or other items of value to or from persons doing business or seeking to do business with the Firm or with whom the Firm is seeking to do business could call into question the independence of its judgment as a fiduciary of its Clients and could result in violation of numerous federal and state civil and criminal laws.

•	The Advisers Act prohibits any practice or course of business which operates as a fraud or deceit upon a client or prospect. The acceptance or offering of gifts by an Employee may create a conflict of interest between the Firm as investment adviser and the Clients to which a fiduciary duty is owed. This conflict of interest may be viewed as fraud under the Advisers Act.

•	Section 17(e)(1) of the Investment Company Act generally prohibits an adviser from accepting “compensation” for the purchase or sale of securities to or from a registered investment company. The provision or acceptance of gifts or entertainment in relation to investment company business might be viewed as compensation that violates this provision.

•	ERISA prohibits the offering or acceptance of fees, kickbacks, gifts, loans, money, and anything of value that are given with the intent of influencing decision-making with respect to any employee benefit plan. The acceptance or offering of gifts, entertainment, favors, or other items of value may be viewed as influencing decision-making and therefore unlawful under ERISA.

•	Many public employee benefit plans have codes of ethics prohibiting fiduciaries from accepting gifts and entertainment outside minimal limits. Many corporate employee benefit plan fiduciaries are subject to similar requirements imposed by plan sponsors. The provision of gifts or entertainment to plan fiduciaries could cause them to be in breach of their obligations under plan documents, as well as federal and state laws.

•	Other federal laws and regulations prohibit firms and their employees from giving anything of value to employees of various financial institutions in connection with attempts to obtain any business transaction with the institution, which is viewed as a form of bribery. Providing gifts and entertainment to foreign officials may violate the Foreign Corrupt Practices Act.

•

Similarly, the SEC has stated that investment advisers who seek to influence the award by public entities of advisory contracts by making political contributions to public officials have compromised their fiduciary duty to such entities. The SEC proposed a rule that would prohibit an adviser from performing services for such an entity for two years after the adviser or its partners, executive officers or solicitors make a contribution

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to elected officials who can influence the selection of advisers. It has stated that investment advisers who seek to influence the award of advisory contracts by public entities by making political contributions to public officials have compromised their fiduciary duty to such entities.

Policy

Definitions. “Gifts” include, but are not limited to, theater tickets or tickets to sporting events, registration fees for outings or golf tournaments, vacations, payment of travel, other expenses for outings or events or for conferences or seminars where the giver and recipient do not attend the event together, cash, flowers, candy, wine or liquor, promotional items and any other item of value. “Entertainment” includes, but is not limited to, theater or sporting events, restaurant meals, outings, golf tournaments, vacations, conferences or seminars without a clear business purpose and any other occasion or event at which the giver accompanies the recipient.

General Policy. The level and frequency of gifts and entertainment that may be deemed to rise to a violation of law is a matter of judgment, and perceptions may differ. In general, the Firm’s Employees should never offer gifts or entertainment, or offer favors or other things of value if the acceptance of such items could impair the ability of a client or prospect representative to carry out his or her fiduciary duties. The Firm’s Employees should never accept gifts or entertainment, or favors or other things of value that could impair their ability to make decisions consistent with the Firm’s fiduciary duty to clients and the Employee’s duty to the Firm.

This Policy requires that gifts and entertainment offered, provided or received by an Employee be for an appropriate business purpose and either be within certain dollar limits as prescribed herein, or approved in advance in writing by the Chief Compliance Officer.

Accepting Gifts and Entertainment. On occasion, because of an Employee’s position with the Firm, the Employee may be offered, or may receive, gifts or entertainment from Clients, brokers, vendors, or other persons that do business with the Firm. Extraordinary or extravagant gifts are not permissible and must be declined or returned, absent approval by the Chief Compliance Officer. Gifts of nominal value (i.e., gifts that have an aggregate value of no more than $250 annually from a single giver) and entertainment at which both the Employee and the giver are present may be accepted subject to the guidelines set forth below. Gifts should be sent to Employees at the Firm’s offices and may not be sent to an Employee’s home. If an Employee receives a gift at home, the Employee should discourage this practice in the future. Gifts received in excess of the $250 limit should be returned to the giver with an explanation of the Firm’s policy. All gifts and entertainment that an Employee receives must be reported in accordance with the procedures below.

Giving Gifts and Providing Entertainment. Employees may not give any gift(s) with an aggregate value in excess of $250 per year to any person associated with a Client or potential client (including consultants), or to any person associated with a securities or financial

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organization, any other investment management firms, or members of the news media. Employees may provide reasonable entertainment to such persons provided that both the Employee and the recipient are present, there is a business purpose for the entertainment and the entertainment is within the guidelines set forth below.

Cash. No Employee may give or accept cash gifts or cash equivalents.

Solicitation of Gifts. All solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

Gift and Entertainment Guidelines. The following guidelines apply to specific types of gifts and entertainment.

Reimbursement of Expenses. All travel and entertainment expenses that are eligible for reimbursement must have a legitimate business purpose.

Meals. Business meals are permitted as long as they are not excessive in number or cost. Business dinners generally should not exceed $250 per person and $2,000 in the aggregate for any one meal. It may be appropriate on occasion for an Employee to bring his or her spouse, but that is not expected to be the norm. Any meal expense in excess of $500 must be submitted with a table check showing detail of items ordered.

Cultural, Sporting and Other Events. Entertainment is permitted where (i) the face value of the ticket price does not exceed $250 and (ii) both the giver and the recipient attend the event. Sponsoring such an event requires prior approval of the Chief Compliance Officer.

Outings. Local golf, tennis, ski trips and similar events that do not require air travel or overnight lodging are permissible if not a regularly scheduled form of entertainment (e.g., weekly golf or tennis games).

Air Travel and Hotel Expenses. Employees may not offer or accept air transportation via public air carrier or private jet, nor may Employees accept or offer hotel or other accommodations. Transportation provided by an issuer, which would be considered normal under the circumstances in connection with an investment or proposed investment, is permissible, but must be pre-approved by the Chief Compliance Officer.

Car Expenses. Employees may not accept or offer limousine service, car service, or car rental, except between a permitted business or entertainment event and one’s home, the office or other meeting place. Employees may not accept or offer limousine service or car rental for extended use.

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Seminars and Conferences. Employees may attend seminars and conferences provided all travel, lodging, meals and entertainment guidelines are followed. Prior written approval by either the Department Manager or the Chief Compliance Officer is required for all out-of-town conferences. If an Employee is invited as a speaker at an industry conference, prior written approval of the Chief Compliance Officer is required.

Pay to Play – Political Contributions. The Firm and its Employees may not make contributions to any elected officials of any federal, state or local government entity, except for officials for whom an Employee is entitled to vote. In such cases, contributions may not exceed $250 to any one official per election. The Firm will not reimburse any Employee for political contributions.

Client Complaints. Employees may not make any payments or other account adjustments to Clients in order to resolve any type of complaint. All such matters must be handled by the Chief Compliance Officer.

ERISA Considerations. Employees should never offer gifts or other favors for the purpose of influencing an ERISA Client or prospective Client decision-making. Entertainment of ERISA or public plan trustees may be permissible if there is a business purpose for the entertainment (e.g., review of account performance), but any such entertainment must be consistent with any Code of Conduct of the plan.

Procedures

Client Code of Ethics. In connection with the opening of an account for any Client that is an employee benefit plan, the salesperson must request and obtain a copy of the Client’s Code of Ethics, if any, and provide it to the Chief Compliance Officer for review. Each salesperson is responsible for knowing the extent to which gifts or entertainment are permissible under a Client’s code and for adhering to such limitations with respect to plan personnel.

Before accepting or providing gifts or entertainment, an Employee must inquire of the giver or recipient, respectively, as to whether such person is subject to a Code of Ethics at his or her organization, and if so, whether the proposed gift or entertainment is permissible under such code.

Prohibited Gifts and Entertainment. If an Employee has been offered a gift or has been invited to participate in an event that is outside the guidelines set forth above, the Employee must seek the approval of the Chief Compliance Officer in order to accept or retain such gift or entertainment. If an Employee wishes to provide any gift or entertainment that is outside the guidelines set forth above, the Employee must seek the approval of the Chief Compliance Officer prior to providing such gift or entertainment.

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Reporting of Gifts and Entertainment. Each Employee must disclose on a Gift & Entertainment Report (see Appendix 6), all gifts and entertainment provided to such Employee by another person or provided by such Employee to another person if the value of all such gifts exceeds $250 in the aggregate. Employees must submit a Gift & Entertainment Report as soon as possible, but not more than five business days following the provision or receipt of gifts or entertainment. The Chief Compliance Officer will review and initial each report and maintain a record of all reports submitted. In addition, all gifts and entertainment provided to Clients and prospective clients must be recorded in Avenue, the Firm’s prospect and client tracking system.

Reimbursement for Gifts or Entertainment Provided. Approval by the Department Head and/or the Chief Compliance Officer is a condition to reimbursement for gifts and entertainment provided by Employees to Clients or prospective clients or persons associated with them. Any Employee seeking such reimbursement must submit a request in writing containing the name of the recipient of the gift or entertainment, the value of the gift or entertainment, the date on which the gift was made or entertainment took place and the business reason for the gift or entertainment.

Year End Review. At the end of each calendar year, the Chief Compliance Officer will review all reports of gifts or entertainment for compliance with the provisions of this Manual.

Political Contributions. All political contributions in excess of $250 must be reported to the Chief Compliance Officer within five business days of being made. Records of such political contributions will be maintained by the Chief Compliance Officer. The Chief Compliance Officer will review all reports of political contributions upon receipt to determine compliance with this Manual and will identify for follow-up any contributions to Client-related officials.

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Outside Business Activities

Law

The Firm’s fiduciary duties to Clients dictate that the Firm and its Employees devote their professional attention to Client interests above their own and those of other organizations.

Policy

Employees may not engage in any of the following outside business activities without the prior written consent of the Board of Directors of Ark Asset Holdings, Inc.:

•	Be engaged in any other business;

•	Be an officer of or employed or compensated by any other person for business-related activities;

•	Serve as general partner, managing member or in a similar capacity with partnerships, limited liability companies or private funds (other than those managed by the Firm or its affiliates);

•	Engage in personal investment transactions to an extent that diverts an Employee’s attention from or impairs the performance of his or her duties in relation to the business of the Firm and its Clients;

•	Have any direct or indirect financial interest or investment in any dealer, broker, investment firm or other current or prospective supplier of goods or services to the Firm from which the Employee might benefit or appear to benefit materially; or

•	Serve on the board of directors (or in any similar capacity) of another company, including not-for-profit corporations. Authorization for board service will normally require that the Firm not hold or purchase any securities of the company on whose board the Employee sits. Such approval will be conditioned upon the implementation of Chinese Wall procedures to prevent the transmission or provision of material nonpublic information between the Firm and the company on whose board the Employee sits.

Procedures

Approval. Before undertaking any of the activities listed above, the Employee must provide to the Board of Directors of Ark Asset Holdings, Inc. detailed information regarding all aspects of the proposed activity. The Employee may not undertake such activity until the Employee has obtained written approval from such Board.

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Restrictions on Activities. With respect to any outside activities engaged in by an Employee, the following restrictions shall be in effect: (i) the Employee is prohibited from implying that he or she is acting on behalf of, or as a representative of, the Firm; (ii) the Employee is prohibited from using the Firm’s offices, equipment (including telephones and computers), stationery or e-mail accounts for any purpose not directly related to the Firm’s business, unless such Employee has obtained prior approval from the Board of Ark Asset Holdings, Inc.; and (iii) if the activity was required to be and has been approved by such Board, the Employee must report any material change with respect to such activity.

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Confidentiality

Law

During the course of employment with the Firm, an Employee may be exposed to or acquire Confidential Information. “Confidential Information” is any and all non-public, confidential or proprietary information in any form concerning the Firm, its affiliates, their investments and investment strategies, or its Clients or any other information received by the Firm from a third party to whom the Firm has an obligation of confidentiality, regardless of when such information was produced or obtained by the Firm. Confidential Information also includes documentation in any medium or format whatsoever, and all reproductions, copies, notes and excerpts of any documentation comprising or including any Confidential Information, as well as information orally conveyed to the Employee.

Confidential Information shall not include (i) any information which the Employee can prove by documentary evidence is generally available to the public or industry other than as a result of a disclosure by the Employee, or (ii) any information that the Employee obtains from a third party who is not subject to a confidentiality agreement with the Firm and who did not obtain that information directly or indirectly from the Firm.

Policy

Employees, including for these purposes certain employees of iX Partners, shall not at any time, while employed or at any time after being employed (i) disclose, directly or indirectly, any Confidential Information to anyone other than personnel of the Firm or (ii) use or appropriate any Confidential Information. In no event may an Employee communicate Confidential Information to any person under circumstances in which it appears likely that such person will misuse the information.

Procedures

Restrictions on Communications of Confidential Information. Each Employee agrees to inform the Chief Compliance Officer promptly if he or she (i) is seeking an exception in order to disclose Confidential Information in contravention of Firm policy, or (ii) discovers that someone else is making or threatening to make unauthorized use or disclosure of Confidential Information.

Physical Security of Information. Employees should avoid discussions of Confidential Information in hallways, elevators, trains, subways, airplanes, restaurants and other public places generally. Use of speaker phones or cellular telephones also shall be avoided in circumstances where Confidential Information may be overheard by unauthorized persons. Documents and files that contain Confidential Information must be kept secure in order to minimize the

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possibility that such Confidential Information will be transmitted to an unauthorized person. Confidential documents should be stored in locked file cabinets or other secure locations. Confidential databases and other Confidential Information accessible by computer should be maintained in computer files that are password protected or otherwise secure against access by unauthorized persons. All Employees should lock their computers at the end of each work day.

Company Property. Employees may not physically remove Confidential Information from the premises of the Firm except consistent with and in furtherance of the performance of their duties to the Firm. All originals and copies of Confidential Information are the sole property of the Firm. Upon the termination of employment for any reason, or upon the request of the Firm at any time, each Employee promptly will deliver all copies of such materials to the Firm.

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POLICIES AND PROCEDURES

REGISTRATION AND DISCLOSURE

Registration

Law

Registration as Investment Adviser. The responsibility for regulating investment advisers is divided between the SEC and the states based on whether an adviser meets SEC eligibility requirements. Entities that fall within the definition of “investment adviser” and have more than $30 million under management must register with the SEC and entities with at least $25 million may register. Once registered, an adviser is subject to the Advisers Act and all rules and regulations thereunder.

Form ADV. Registration with the SEC is accomplished through Form ADV, which is divided into two parts. Part 1A of Form ADV is filed electronically with the Investment Adviser Registration Depository (“IARD”). Once registration is complete, Part 1A of every adviser’s Form ADV is available to the public through the Internet at http://adviserinfo.sec.gov/IAPD/Content/Search/iapd_OrgSearch.aspx. Part II of Form ADV is not filed with the SEC, but is retained by the adviser, provided to clients and available for SEC inspection.

State Notice Filing Requirements. If an adviser qualifies for SEC registration, it need not register with any state. However, states in which the adviser would otherwise be required to be registered but for the assets under management threshold may require notice filings and impose fees on SEC-registered advisers. State notice filings and payment of fees are accomplished through the IARD system. Certain states also may require the adviser to file a copy of its Form ADV, Part II.

Licensing of Investment Advisory Representatives. Any Employee of the Firm who provides advice, solicits clients or manages portfolio assets in a state where he or she has a place of business may be required to be licensed in that state as an investment adviser representative if more than 10% of the Employee’s Clients are natural persons (i.e., individuals) and the Employee has more than five Clients who are natural persons. For these purposes, however, individuals with at least $750,000 under management with the adviser or a net worth of more than $1.5 million are not counted as “natural persons.” In the case of private funds, the fund, and not its investors, is treated as the Client for purposes of determining the need for investment adviser representative licensing.

The definition of “investment adviser representative” may vary from state to state. In some states, only those who provide advice or supervise the provision of advice in the state must be licensed. In others, individuals who solicit advisory business also must be licensed. Licensing generally requires the person to pass the Series 65 or 66 exam administered by NASD Regulation, Inc.

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Policy

Registration as an Investment Adviser. The Firm has registered with the SEC as an investment adviser and has filed its Form ADV. The Firm will promptly update its Form ADV if its responses to certain disclosure items have changed.

State Notice Filing Requirements. It is the Firm’s policy to comply with all state notice filing requirements.

Registration of Investment Advisory Representatives. The Firm does not have any Clients who are natural persons as defined above. Accordingly, the Firm’s Employees currently are not required to be licensed as investment adviser representatives.

Procedures

Form ADV. The Firm has filed its Form ADV and will update it in accordance with the following sections of this Manual.

Compliance with State Filing Requirements. The Chief Compliance Officer is responsible for making sure that notice filings are filed with the appropriate states and that applicable notice fees are paid through the IARD. On an annual basis, the Chief Compliance Officer will review the list of Firm Clients in conjunction with state blue sky laws to determine those states in which the Firm will need to make notice filings. The Chief Compliance Officer will respond to any request from a state to file a copy of the Firm’s Form ADV, Part II and maintain evidence of transmittal of Part II of Form ADV.

Analysis of Investment Adviser Representative Status. The Chief Compliance Officer is responsible for determining under state blue sky laws (with assistance of counsel, if necessary) whether any Employees must be licensed as investment adviser representatives. For states requiring licensing, the Chief Compliance Officer will coordinate any such licensing, testing and applicable fee payments. Employees should consult with the Chief Compliance Officer before engaging in any marketing activities in a state where they are not licensed.

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Policies and Procedures

Disclosure

Law

The disclosure requirements of the Advisers Act are designed to ensure that Clients and prospective Clients receive material information about the Firm. The Advisers Act and its rules prescribe disclosures that must be made in the Firm’s brochure (i.e., Form ADV, Part II).

Form ADV. Form ADV is divided into two parts (Part 1A and Part II). Part 1A requests certain basic information about the Firm and its business, including its executive officers and owners, numbers and types of clients, and amount of assets under management.

Part II of Form ADV requires information concerning the Firm’s business, including a description of advisory services provided and fees charged, the types of Clients to which the Firm generally provides services, the types of securities on which the Firm provides advice, the Firm’s methods of security analysis, sources of information and investment strategies, any standards of education or business experience required of those involved in giving investment advice to Clients, the education and business background of members of the Firm’s investment teams, material activities of the Firm, financial industry affiliations of the Firm, the nature of the Firm’s participation or interest in Client securities transactions, and brokerage placement practices, including soft dollar arrangements.

SEC staff members have informally expressed the intention that the Form ADV disclosures serve in effect as a “prospectus” of an adviser and disclose all material information concerning the adviser. While many of the required items seem straightforward, the SEC and its staff have indicated in no action letters and speeches and through enforcement actions, but not expressly in items on or instructions to the Form ADV, that various practices that might involve actual or apparent conflicts of interest on the part of an adviser or its affiliates must be disclosed in response to various items of Form ADV.

Annual and Other Form ADV Amendments. A registered adviser is required to amend its Form ADV as follows:

•	Form ADV must be amended “promptly” to reflect (i) any changes in Items 1 (Identifying Information), 3 (Form of Organization), 9 (Custody) and 11 (Disclosure Information) of Part 1A; or (ii) any material change in Items 4 (Successions), 7 (Financial Industry Affiliations), 8 (Participation or Interest in Client Transactions) or 10 (Control Persons) of Part 1A and all of Part II. While there is no formal definition of the meaning of “promptly,” the industry generally uses 30 days as a rule, and the SEC staff informally has stated this as a standard.

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•	Form ADV must be amended and updated annually within 90 days after the end of the Firm’s fiscal year. Changes to Parts 1A and II of the Firm’s Form ADV other than as described above are to be filed at the time of the annual amendment.

•	A current copy of Part II of Form ADV must be maintained in the Firm’s files. For purposes of requirements of accuracy and legal responsibility for content, the copy maintained in the Firm’s files is deemed filed with the SEC.

Brochure Rule. The Firm is required by Advisers Act Rule 204-3 (often called the brochure rule) to deliver to Clients a written disclosure statement containing the same information required to be disclosed in Part II of Form ADV. The Firm may either submit the actual Part II to Clients, or provide a separate narrative statement containing all the information required in Part II. The Firm must initially deliver this information not less than 48 hours prior to entering into an investment advisory contract. Alternatively, the Firm may deliver the “brochure” at the time the Client enters into the contract, if the Client is given the right to terminate the contract without penalty within five business days after entering into it. There is no general requirement that all amendments to Form ADV be provided to Clients at the time filed.

Annual Offer. The brochure rule requires the Firm annually to deliver or offer in writing to deliver to existing Clients an updated version of the information in the brochure or Form ADV, Part II. Brochures must be sent to Clients within seven days after a request for the brochure is received.

Private Funds. Registered investment advisers, such as the Firm, that manage private funds and act as a general partner to a limited partnership or managing member or manager to a limited liability company, must furnish the Form ADV, Part II to each private fund investor, and not just to management of the fund.

Other Disclosures. Disclosures made in the Firm’s Form ADV may appear or be used in other documents or communications to Clients or prospective Clients. All such communications must be consistent with the disclosure in the Firm’s Form ADV.

Policy

All amendments to the Firm’s Form ADV reflecting changes in its operations, policies, procedures or management must be filed timely, in accordance with the requirements set forth above. The Firm will comply with the requirements set forth above regarding delivery of Form ADV, Part II. In addition, it is the policy of the Firm that contracts, marketing materials, and offering documents be consistent with the Firm’s Form ADV disclosures.

Procedures

Brochure Delivery. The Chief Compliance Officer will deliver (or monitor delivery of) a current copy of the Form ADV, Part II (or equivalent brochure) to Clients not less than 48 hours

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prior to entering into an investment advisory contract or, at the time the Client enters into the advisory agreement, if the Client is given the right (generally set forth in the advisory agreement) to terminate the agreement without penalty within five business days after entering into it. Evidence of such delivery is maintained by the Chief Compliance Officer.

Private Funds–Brochure Delivery. For private funds managed by the Firm, the Chief Compliance Officer will confirm that the Firm’s Form ADV, Part II is included as an exhibit to or otherwise provided with the fund’s offering memorandum. The Chief Compliance Officer creates and maintains a list of all investors or prospective investors in such fund who are to be sent offering documents. The Chief Compliance Officer will provide the documents to such persons and retain evidence of such transmittal. Subscription documents are dated by investors and evidence that the investor is entering into a contract more than 48 hours after the Form ADV, Part II was received.

Annual Update of Form ADV. Each year, the Chief Compliance Officer will collect information necessary for the annual update of Form ADV and will circulate Part II of the Firm’s Form ADV to Employees named in Part II, Item 6 to make any changes to their personal information. Based upon information collected, the Chief Compliance Officer will prepare an updated Form ADV. Within 90 days after the Firm’s fiscal year end, the Chief Compliance Officer will file Part 1A with the IARD, pay the appropriate funds to IARD to cover filing fees, which are based on the Firm’s assets under management, and produce a revised version of Part II in hard copy form. The Chief Compliance Officer will maintain a composite copy of Form ADV, Part II for the required retention period.

Annual Offer of Brochure. On an annual basis, the Compliance Officer or Assistant Compliance Officer sends a copy of the current version of the Firm’s Form ADV, Part II (or equivalent brochure) to all Clients, including investors in private funds sponsored by the Firm.

Records Regarding Annual Offer of Brochure. Evidence of the annual mailing will be maintained by the Compliance Officer.

Amendments to Form ADV. The Chief Compliance Officer will consider whether any amendment is sufficiently material that Clients would be misled in continuing their relationship with the Firm without benefit of the information in the amendment. If so, the Chief Compliance Officer will promptly provide a copy of the amended Form ADV, Part II to all Clients and all investors in any private funds managed by the Firm.

Certain Material Events. On a quarterly basis, the Controller will review the Firm’s compliance with applicable covenants under its loan agreements to determine whether any event would require an amendment to Form ADV, Part 1A, or other disclosure to Clients and investors in private funds managed by the Firm. The Controller will provide a notice of loan status to all members of the Board of Directors, including the Chief Compliance Officer, by the 15th of the month following quarter end.

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Annual Review of Disclosures. On an annual basis and with the assistance of counsel if desired, the Chief Compliance Officer will review, reconcile and update disclosures made in:

•	Form ADV;

•	Private fund offering materials;

•	Advertising and marketing presentation materials;

•	Contracts with broker-dealers (for changes to soft dollar practices and services);

•	Contracts with third-party vendors;

•	Contracts with other advisers, sub-advisers or wrap fee sponsors; and

•	Investment advisory contracts.

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POLICIES AND PROCEDURES

ADVERTISING, MARKETING, AND COMMUNICATIONS

Advertising

Law

All communications with clients or prospects, whether oral or written, and transmitted in hard copy or electronically, are subject to the antifraud provisions of the Advisers Act, which generally prohibit material misstatements in or omissions from such communications, as well as practices which operate as a fraud or deceit on clients, even unintentionally. Certain communications that offer investment advisory services are subject to the SEC’s advertising rule for investment advisers, which prohibits or regulates specific practices by advisers.

The definition of “advertisement” under the advertising rule is very broad, encompassing communications that might commonly be considered sales literature or marketing materials as well as traditional advertising. The term is defined to include, among other things, any of the following communications offering investment advisory services:

•	any notice or other announcement published in any written publication, disseminated by radio or television, or communicated via the Internet; and

•	any notice, circular, letter or other written communication addressed to more than one person and disseminated by written or electronic means (e.g., on a Web page, in a form letter or via mass e-mail).

Thus, it should be assumed that all communications with Clients or prospective Clients in connection with advisory services will be subject to the rule and must be reviewed in accordance with the policies and procedures below. This includes monthly and quarterly reports to clients, marketing books, form letters, brochures, performance charts, printed materials, interviews with the media and other public communications, and materials prepared for use in presentations to clients and prospects.

Materials prepared by third parties, such as charts of comparative performance or reprints of newspaper or magazine articles that mention the Firm or quote its officers or investment personnel are also considered advertisements if they are to be distributed by Employees to Clients or prospective Clients.

In addition, these broad disclosure standards apply to all communications including verbal communications.

Testimonials, Use of Client Lists and Third-Party Articles. Under the advertising rule, no advertisement may contain a “testimonial” - a statement by a current or former advisory client

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that endorses the adviser or refers to the client’s favorable investment experience with the adviser. The reason for this prohibition is the concern that testimonials may give rise to the inference that the experience of the person giving the testimonial is typical of the experience of the adviser’s clients.

The SEC has taken the position that the identification in advertisements of clients by name would not in and of itself be a testimonial, if the following procedures are followed:

(1)	Clients are not selected for inclusion in the list on the basis of performance.

(2)	The client list has the following disclaimer: “It is not known whether the listed clients approve or disapprove of the adviser.”

(3)	The adviser discloses the objective criteria used in determining which clients to include in the list.

The SEC staff has taken the position that bona fide unbiased third-party reports in a newspaper or magazine are not testimonials and can be reprinted and distributed to clients without a violation of the ban on testimonials. To the extent they are distributed by the adviser, such reports remain subject to the antifraud provisions of the Advisers Act. An adviser implicitly acknowledges the accuracy of articles written about it that it disseminates. Third-party articles that contain testimonials (e.g., quotes from clients touting the adviser’s performance) should not be used in reliance on this exception, as they would in effect be testimonials disseminated by the adviser.

Prior Recommendations. SEC rules prohibit advisers from advertising the success of prior recommendations, unless information concerning all prior recommendations made within the preceding 12 months is provided. The purpose of this provision is to prevent advisers from selectively focusing on successful recommendations that may not be representative of actual performance, colloquially known as “cherry-picking.”

The following information must be provided concerning each past recommendation: (i) the name of the security recommended, (ii) the date and nature of the recommendation, (iii) the market price at the time of the recommendation, and (iv) the market price of the security at the most recent practical date. In addition, any advertisement containing past specific recommendations must include, on its first page and in type at least as large as the largest type on the page, the following legend:

IT SHOULD NOT BE ASSUMED THAT RECOMMENDATIONS MADE IN THE FUTURE WILL BE PROFITABLE OR WILL EQUAL THE PERFORMANCE OF THE SECURITIES SHOWN.

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There is an exception to the rule for use by an adviser of an unbiased third-party article that refers indirectly to past specific recommendations. As in the case of testimonials, such use of third-party materials remains subject to the antifraud provisions of the Advisers Act.

Use of Graphs, Charts, or Devices. Under the advertising rule, an adviser may not represent, directly or indirectly, that any graph, chart, formula or other device (including, for example computer simulations of the market operations) can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them, without prominently disclosing in such advertisements the limitations of the device and the difficulties with respect to its use.

Advertising Performance - Special Requirements. In recent years the SEC has placed special emphasis on the use of performance information in marketing investment advisory services. There is no requirement that advisers disclose their performance record; nor are there specific rules or regulations describing how data must be presented. Instead, the SEC staff has, in a series of no-action and interpretive letters, stated that advisers who use actual or model results must include certain disclosures or their advertisements will be deemed false or misleading.

“Clover” Disclosures. In a letter to Clover Capital Management, Inc., the SEC staff stated that advertising containing performance figures will be considered misleading and fraudulent if it:

•	Fails to disclose the effect of material market or economic conditions on the results portrayed (e.g., an advertisement states that the accounts of the adviser’s clients appreciated in value without disclosing that the market generally appreciated during the same period).

•	Includes model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid.

•	Fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings.

•	Suggests or makes claims about the potential for profit without also disclosing the possibility of loss.

•	Compares model or actual results to an index without disclosing all material facts relevant to the comparison (e.g., an advertisement that compares model results to an index without disclosing that the volatility of the index is materially different from that of the model portfolio).

•	Fails to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed (e.g., the model portfolio contains equity stocks that are managed with a view towards capital appreciation).

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•	Fails to disclose prominently, if applicable, that the results portrayed related only to a select group of the adviser’s clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

Construction of Composites. In reporting its performance, an adviser may determine that not all accounts represent the results that would be typical of a particular investment strategy that the adviser is marketing, and it may wish to construct a composite based only on the results of the particular strategy. If a composite includes fewer than all clients, the adviser must disclose prominently that the results portrayed relate only to a select group of clients, the basis on which the selection was made, and the effect of this practice on the results portrayed. Superior performance is not a legitimate basis for selection of accounts to participate in a composite. The SEC has brought enforcement actions against advisers who selectively portrayed their results using only the best-performing clients.

Performance shown in any composite must be net of fees. It is preferable to deduct actual fees paid by the accounts in the composite. If this is not feasible, fees at the highest rate charged to an account of the type to which the advertising is directed may be used.

One-on-One Presentations. There is an exception to the SEC requirement of net of fee performance for materials used in one-on-one presentations. Such presentations must be to one person (or a small group) that is either a wealthy individual, pension fund or other institution. Under this exception, the adviser may provide prospective clients with performance information on a gross basis, but must also provide to the client, in writing:

•	Disclosure that the performance figures do not reflect the deduction of advisory fees.

•	Disclosure that the client’s fees will be reduced by advisory fees and other expenses that the account may incur.

•	Disclosure that advisory fees are described in Part II of the adviser’s Form ADV.

•	A representative example showing the effect that an advisory fee, compounded over a period of years, could have on the value of a client’s portfolio.

Comparisons to Indices. If the performance of an account or a composite of accounts is to be compared to an index, the index should reflect the universe in which it is anticipated that the portfolios will invest. These indices should parallel, to the greatest extent possible, the risk or investment style the account is expected to track. The reasons for the

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selection of the index must be disclosed. If there are material differences between the composition of the index and the composition of the composite, this must also be disclosed. When utilizing graphs, charts or any statistical or other information compiled by an independent outside source, that source must be credited for that information. If a non-independent internal source compiles any graphs, charts, statistical or other information, then an explanation of the process of compiling such information must be disclosed.

Use of Related Performance. The Firm is subject to certain advertising requirements of the National Association of Securities Dealers, Inc. (“NASD”) in connection with the marketing of its private funds. The NASD has stated that its Conduct Rule 2210 prohibits the use of related performance information in sales materials for pooled investment vehicles. The term “related performance” refers to performance information of the Firm with clients other than the fund in question. The use of such information is especially important in marketing start-up or relatively new funds that have little or no track record.

Backtested Performance. The practice of creating hypothetical performance results by retroactively applying the Firm’s management strategy to actual historical data is inherently misleading unless accompanied by a disclosure that the advertised results do not represent actual trading results.

Portfolio Manager Performance. Before making any representation concerning prior performance by any portfolio manager, certain conditions as to continuity of management style and management authority over the portfolio must be satisfied.

Claims of Free Service. An advertisement cannot contain any statement that any report, analysis or other service will be furnished entirely free unless it will be offered free without any condition or obligation.

Other Misrepresentations. Advertisements may not misrepresent the adviser’s or an employee’s expertise, academic credentials or years of experience.

Governmental Approvals. The Advisers Act prohibits any representation that the adviser has been sponsored, recommended or approved by the SEC or that the SEC or its staff has passed on the abilities or qualifications of the Firm. In this regard, SEC staff interpretations prohibit use of the initials “R.I.A.” (to suggest registered investment adviser) following any person’s name in any printed materials. The staff views this as being potentially misleading by suggesting some level of professional competence, education or special training when no such requirement is a prerequisite to becoming an R.I.A.

Investment Counsel. An adviser may not use the term “investment counsel” in advertising, including business cards unless it renders “investment supervisory services” as disclosed in Form ADV. “Investment supervisory services” means the giving of continuous advice as to the investment of assets on the basis of the individual need of each client.

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Use of Firm Name. Any use of the adviser’s name in marketing materials or other communications disseminated by third parties, such as indexes, newsletters, websites, other private or public fund documents, or other forms of public or targeted communications could be considered advertising.

Performance Presentation Standards Compliance. Advisers frequently represent that their performance results are presented in compliance with the Global Investment Performance Standards (“GIPS”) of the CFA Institute (formerly the Association of Investment Management and Research) (formerly known as “AIMR Standards”). While the SEC does not endorse or enforce GIPS, an inaccurate claim of compliance with those standards may constitute a false and misleading statement, in violation of the Advisers Act.

Fraudulent Performance Claims. Other examples of potentially fraudulent performance claims include:

•	Creating distorted performance results by constructing composites that include only selected profitable accounts, or are for selected profitable periods;

•	Comparing the adviser’s performance to inappropriate indices (e.g., stating or implying that a dissimilar index is comparable to the adviser’s investment strategies);

•	Representing or implying that model or backtested performance is actual performance;

•	Failing to deduct the adviser’s fees from performance calculations, without disclosure;

•	Representing falsely the adviser’s total assets under management, credentials, or length of time in business; and

•	Incorporating a predecessor adviser’s performance into the adviser’s advertised performance returns if it is not comparable.

Retention of Advertising Materials. Advisers Act recordkeeping rules require that the Firm maintain a file containing a copy of each “notice, circular, advertisement, newspaper article, bulletin or other communication” that the Firm distributes to ten or more persons.

Policy

Materials used by the Firm that could be deemed advertising under the SEC definition will comply with the foregoing restrictions.

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Procedures

Preparation of Advertising Materials. Materials used by the Firm that could be deemed advertising under the SEC definition, including materials to be used in one-on-one presentations to Clients, are prepared by the Marketing Department and the Marketing Support Department. The Marketing Department determines the content of the materials and the Marketing Support Department prepares the actual documentation.

The Marketing Support Department will bind information regarding Firm performance that is used in connection with the sale of private funds (other than a fund relying on Section 3(c)(7)) into the offering memoranda.

Approval Process. All Firm advertising and other marketing materials must be submitted to the Chief Compliance Officer for approval prior to use. The Chief Compliance Officer will evidence approval by initialing and dating the material. The Chief Compliance Officer will maintain a file of all such approved advertising. Previously approved materials (or form of materials) need not be submitted prior to reuse. Any questions as to whether materials are sufficiently different to be deemed new should be directed to the Chief Compliance Officer.

Use of Related Performance. Any use of Firm performance in connection with the sale of funds managed by the Firm is restricted to the offering memoranda, which the NASD does not consider to be sales material. Such performance data is still subject to SEC regulation. Any use of related performance must be approved in advance by the Chief Compliance Officer.

Performance Data. The Performance Group is responsible for calculating performance results for the Firm and confirming that the “Clover” standards noted above are met. In addition, because the Firm represents that its performance results are presented in compliance with GIPS, such compliance must be verified. On a monthly basis, the Performance Group reviews performance information to verify compliance with GIPS. Such compliance is independently verified by the Firm’s independent auditors on a semi-annual basis.

Use of Firm Name. Any use of the Firm’s name in marketing materials or other communications disseminated to third parties is subject to prior approval by the Chief Compliance Officer to confirm its accuracy. When possible, the Chief Compliance Officer should obtain an advance copy of how the Firm’s name may appear in any such publication.

Retention of Advertising Material and Performance Records. It is the responsibility of Marketing Support personnel to maintain an advertising file containing each advertisement actually used by the Firm. All advertisements are filed indefinitely until the Chief Compliance Officer authorizes their destruction. In addition, for any performance information presented in advertising materials, the person preparing such information must provide to the Chief Compliance Officer adequate documentation clearly supporting such performance and maintain such supporting documentation with any approved advertising material for the same period.

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Website Maintenance. The Firm’s website, www.the-ark.com is maintained by the Firm’s information technology personnel. No material may be posted to the website without the prior approval of the Chief Compliance Officer. The Chief Compliance Officer will review the Firm’s website periodically to determine whether it complies with advertising restrictions.

E-Mail. E-mail communications to individual Clients generally are not subject to the approval procedures described above, unless they are form communications intended for use with multiple persons that would be considered to be “advertisements” as defined above. Any such advertisements by form e-mail must be submitted to the Chief Compliance Officer for approval and will be maintained by the Chief Compliance Officer consistent with the records retention policies set forth above. If an Employee is uncertain as to whether an e-mail communication constitutes an advertisement, he or she should contact the Chief Compliance Officer.

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Solicitation Arrangements

Law

Client Referral and Solicitation Arrangements – Affiliated Solicitors. Fee payments by the Firm for Client referrals are subject to Rule 206(4)-3 under the Advisers Act. The rule requires that such payments be made pursuant to a written agreement between the Firm and the soliciting person, that any affiliation with the Firm be disclosed at the time of the solicitation, and that the solicitor be disqualified for having violated securities or certain other laws.

Solicitation Arrangements – Unaffiliated Solicitors. An unaffiliated solicitor (i.e., a non-Employee engaged contractually to solicit Clients for the Firm) must have entered into a written solicitation agreement with the Firm and provide prospective Clients with a separate disclosure document that describes the terms of the arrangement, including any compensation that the solicitor will receive. Like affiliated solicitors, unaffiliated solicitors may not be subject to any statutory disqualifications. Unaffiliated solicitors must deliver to the prospective Client a copy of the Firm’s Form ADV, Part II at the time of solicitation, together with a statement disclosing the solicitation relationship with the adviser, the amount the solicitor is being paid for solicitation and any impact on the level of fees to be paid. Clients must sign an acknowledgment of the receipt of such documents.

ERISA Considerations. ERISA prohibits fiduciaries from engaging in transactions that may be viewed as resulting in conflicts of interest, including (1) dealing with the assets of a plan for the fiduciary’s own account; (2) acting on behalf of a party whose interests are adverse to those of the plan; and (3) receiving any consideration for the fiduciary’s own account from a third party in connection with a transaction involving plan assets.

Indirect Payments for Client Referrals. Any formal or informal arrangement with one or more brokers to direct brokerage for client referrals may be subject to the solicitation rule. Payments for referrals involving third party vendors, Internet website links, newsletters or issuers also may be subject to the rule and related disclosures; contracts with such third parties may contain indirect referral fee compensation.

Policy

If the Firm enters into any solicitation arrangements, only qualified solicitors will be engaged, such arrangements will set forth in written agreements and all required disclosures to Clients and prospective Clients will be made. It is Firm policy not to enter into solicitation arrangements with unaffiliated solicitors.

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Procedures

Approval. All solicitation arrangements, including arrangements involving private funds, must be reviewed and approved, and the implementation of such arrangements will be coordinated by the Chief Compliance Officer.

Background Check. Before approving any such arrangement, the Chief Compliance Officer will obtain representations from the prospective solicitor that he or she is not statutorily disqualified and will perform a background check on the prospective solicitor.

Written Agreement. Upon satisfactory completion of the background check, the Chief Compliance Officer will prepare and obtain execution of a written solicitation agreement with the prospective solicitor.

Disclosure. Before entering into any written solicitation arrangement, the Chief Compliance Officer will review and amend, if necessary, the Firm’s Form ADV Part II so that it properly describes the Firm’s use of and payments to solicitors.

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Marketing Private Fund Interests

Law

Private Offering Exemptions. Sales of interests in private funds, such as limited partnership interests or membership interests in limited liability companies, must be made in reliance on exemptions from registration requirements under the Securities Act and state law.

Securities offerings typically are structured to comply with Regulation D under the Securities Act. Regulation D is a series of rules that establish non-exclusive, safe-harbor exemptions from the registration requirements of the Securities Act for private placements of securities by an issuer. Rule 506, the exemption most commonly used by private funds, permits sales to an unlimited number of “accredited investors” and to no more than 35 “non-accredited” investors. Regulation D prohibits general solicitation or advertising in connection with the offering.

Accredited Investors. An accredited investor is defined in Regulation D to include most institutions and natural persons with a net worth over $1 million or an annual income in excess of $200,000 (alone) or $300,000 (with his/her spouse) in each of the two most recent years.

No General Solicitation or Advertising. General solicitation or advertising is prohibited in the offering of securities pursuant to Regulation D. General solicitation or advertising is defined to include: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or advertising. In general, SEC staff letters have indicated that almost any use of the media to offer securities is prohibited by Regulation D.

The SEC consistently has emphasized that the size of the group of offerees by itself is not determinative, although a large group of offerees may suggest that the offering is not a private offering. Of primary importance to the SEC has been the existence of a pre-existing and substantive relationship between the offeror (or any broker-dealer as its agent) and the offeree sufficient for the offeror to clearly understand that the offeree might be an appropriate investor.

Pre-Existing Relationship. A pre-existing relationship is required even before soliciting interests in a generic type of investment, such as “hedge funds,” and even without identifying the specific offering. For example, it is improper to perform a “mass mailing” to potential investors whose names were obtained from a source such as a list of doctors in New York State, executives from Fortune 500 companies, or persons who have previously invested in non-Firm funds. A “pre-existing relationship” has been interpreted to mean that the issuer is familiar with the offeree’s financial circumstances and level of sophistication. For example, it is permissible for a limited partnership to mail a written offer to people who previously invested in other limited partnerships sponsored by its general partner. In this case a substantive, pre-existing relationship is present.

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Under the pre-existing relationship standard, it would be inappropriate to hold general meetings or to place advertisements in journals in order to identify potential investors. On the other hand, the SEC has approved the use of meetings and “cold calls” by registered broker-dealers as long as no offer of privately placed securities is made to an investor identified in such manner until the relationship has been established, the broker has gathered financial and investment information from the prospective investor and the broker has satisfied its know-your-customer or suitability obligations.

Substantive Relationship. A relationship between an offeror and an offeree is “substantive” if the relationship enables the offeror to ascertain whether the proposed investment would be suitable for the offeree. The traditional criteria of suitability are financial sophistication and the ability to bear the potential risk of loss associated with the investment. A representative of a private fund can get to know investors through telephone conversations, meetings, knowledge of other investments and other experiences with the investor to form a substantive basis to know the investor. Most broker-dealers gather the information necessary to make suitability evaluations with respect to their customers by asking them to complete account questionnaires.

Investment Company Act Exceptions. In addition to maintaining a private offering exemption from Securities Act registration, a private fund must avoid classification as an “investment company” under the Investment Company Act. Were a fund to be classified as an “investment company,” it would be unable to pursue its business as a private fund by virtue of extensive requirements under the Investment Company Act relating to permissible investments, leverage, diversification, affiliated transactions and governance, among other things.

One exception to the definition of “investment company” is Section 3(c)(1) of the Investment Company Act. Under this provision, a private fund may avoid regulation under the Investment Company Act as long as it makes no public offering of its securities and has no more than one hundred beneficial owners of its outstanding securities. A company, partnership or trust is treated as a single investor under Section 3(c)(1) unless it too is excluded under Section 3(c)(1) and it owns 10% or more of the issuer’s outstanding voting securities. In that event, the number of the issuer’s “investors” includes the number of beneficial owners of the investing entity’s outstanding securities. “Conduit” entities investing in a private fund will be treated on a look-through basis.

A second exclusion is available under Section 3(c)(7) of the Investment Company Act if the fund is privately offered and sold only to “qualified purchasers,” which generally include individuals with “investments” in excess of $5 million and entities with “investments” in excess of $25 million. A private fund qualifying for this exclusion may accept an unlimited number of qualified purchaser investors (although 499 is a practical limit because any more subjects the fund to reporting obligations under the Exchange Act).

The Investment Company Act does not define what constitutes a “public offering,” but private funds generally look to the Securities Act to determine whether or not a public offering has occurred.

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Manner of Sale – Use of Brokers or Issuer Exemption. In offering or selling interests in a fund, solicitation, compensation and other arrangements may subject the party making such offers and sales to broker-dealer registration requirements. Thus, interests must be offered and sold in a manner that does not trigger registration requirements or by a registered broker-dealer.

Policy

Securities Law Considerations. It is the policy of the Firm to comply with all exemptions and exclusions from the registration requirements under the Securities Act and the Investment Company Act for the private funds it sponsors or advises.

Use of Third Party Agents. The Firm will only use finders, solicitors or other third party agents who are appropriately qualified or registered to undertake the proposed activities.

Procedures

Securities Law Considerations. See Documentation of Accounts and Account Opening below.

Use of Third Party Agents. Any use of a finder, solicitor or other third party agent, including any broker-dealer who may refer potential investors or make introductions to the Firm must be approved by the Chief Compliance Officer. See Solicitation Arrangements above.

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Communications with Media, Regulators and Clients

Law

Communications with media, regulators and Clients are not governed by law, but by Firm policy intended to minimize reputational risk resulting from inappropriate disclosures or public statements.

Inappropriate disclosure of information or public statements can cause misunderstanding and uncertainty among the Firm’s Clients and prospective Clients and can damage the Firm’s reputation.

Policy

Media Relations. The Firm is not required to disclose information relating to its business to the press. Decisions whether to communicate with the media will be made in the sole discretion of the Chief Compliance Officer. It is the Firm’s policy to speak with one voice. The Firm’s spokesperson is the Firm’s Chief Compliance Officer. From time to time, other persons may be designated to be spokespersons by management. No Employee other than the Firm’s designated spokesperson is authorized to comment to the press or media or appear in public in matters relating directly or indirectly to the Firm.

Regulatory Inquiries, Client Complaints and Other Matters. It is the policy of the Firm that all regulatory inquiries, Client complaints and legal matters relating to the Firm be handled by the Chief Compliance Officer.

Procedures

Communications with the Media. The following procedures apply to all communications with the media:

•	All media calls or queries must be referred immediately to the designated spokesperson who will discuss any matters of legal or compliance sensitivity with the Chief Compliance Officer.

•	All inquiries from the press and any unsolicited inquiry concerning any fund advised by the Firm presently being offered (including to confirm information about the fund) should be referred to the spokesperson or the Chief Compliance Officer.

•	Any personal or family relationships with a member of the media should be made known to the Chief Compliance Officer. Members of the media are not invited as reporters to Firm events. This fact should be made clear to any person who might be invited to a Firm event based on a personal relationship with an Employee.

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•	An Employee who wishes to publish an article, paper or other publication, appear in public, speak on behalf of, or represent the Firm must receive prior written approval from the Chief Compliance Officer.

Regulatory Inquiries. All regulatory inquiries concerning the Firm are handled by the Chief Compliance Officer. Employees receiving such inquiries, whether by mail, telephone or personal visit, must refer them immediately to the Chief Compliance Officer. Under no circumstances should any documents or material be released without prior approval of the Chief Compliance Officer, nor should any Employee have substantive discussions with any regulatory personnel without prior consultation with the Chief Compliance Officer. The Chief Compliance Officer will maintain records of any inquiries and accompanying responses.

Client Complaints. Any Employee receiving a complaint, whether oral or written, from any Client or from any investor in a private fund must promptly bring such complaint to the attention of the Chief Compliance Officer. Employees should not attempt to respond to or resolve any complaint by themselves. All responses to such complaints must be handled by the Chief Compliance Officer. The Chief Compliance Officer will maintain records of any complaints and accompanying responses.

Litigation and Other Matters. All correspondence, summonses and subpoenas concerning legal actions or proceedings that involve a Client, an Employee and/or the Firm must be referred to the Chief Compliance Officer immediately upon receipt. The same procedures apply to telephone inquiries from outside attorneys, unless directed otherwise by the Chief Compliance Officer. Under no circumstances may any Employee other than senior management or the Chief Compliance Officer respond to a lawsuit, subpoena or other form of legal process.

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POLICIES AND PROCEDURES

CONTRACTS AND ACCOUNT ADMINISTRATION

Content of Investment Advisory Agreements

Law

The Advisers Act minimally prescribes the content of investment advisory agreements.

Advisers Act Requirements. Section 205 of the Advisers Act requires that every contract between the Firm and a Client must address the following issues:

•	Assignments. The contract must state that it cannot be assigned without the consent of the Client. This provision prevents transfers of advisory contracts to third parties who may not be acceptable to the Client. An “assignment” will be deemed to occur not only when the adviser directly or indirectly transfers the Client’s contract, but generally upon the transfer of a controlling block (generally 25% or more) of the adviser’s outstanding voting securities. However, only those transactions that result in a change of actual control or management of the adviser are considered assignments.

•	Performance Fees. The Advisers Act and SEC rules restrict investment advisers from charging performance-based fees. The performance fee rule permits the payment of performance-based fees by only “qualified clients,” which are defined as those with $750,000 under the management of the adviser or $1.5 million in net worth. If an investor in a private fund is a Section 3(c)(1) fund, a registered mutual fund or business development company, each of the equity owners of that fund must meet the qualified client eligibility requirements. Certain knowledgeable employees of an adviser also may be charged performance fees.

In addition to the express requirements in the Advisers Act applicable to investment advisory agreements, the SEC and its staff have taken positions in enforcement actions and interpretive letters that provide the following guidance:

•	Hedge Clauses. Any legend, hedge clause or other contractual provision that is likely to lead a Client to believe it has waived any available right of action against the adviser may violate the Advisers Act antifraud provisions. Thus, while a statement of the standard of care the adviser will use in managing the account is desirable in the agreement, any clause limiting the adviser’s liability must make clear that the Client has rights under applicable federal and state securities laws. In addition, ERISA renders void any provision that purports to relieve a fiduciary from complying with ERISA’s fiduciary responsibility rules.

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•	Fees/Excessive Fees. The SEC requires that an adviser, as a fiduciary, make full and fair disclosure to Clients about the fees it charges. The SEC staff has taken the position that if an adviser charges fees that are substantially higher than those charged by other advisers, it must disclose this fact and also disclose that the Client may obtain the services elsewhere at lower cost. Such disclosure is typically required for management fees greater than 3% of assets under management. There is no express guidance on levels of fees deemed excessive in the context of private funds.

•	Prepaid Fees. If an adviser requires a Client to pre-pay advisory fees, the advisory agreement must provide for pro rata refund of fees in the event of early termination.

•	Performance Fees. If an adviser charges a performance fee to a private fund, each investor in the fund must meet qualified client eligibility.

•	Directed Brokerage Arrangements. If the Client directs the adviser to use a particular broker (as, for example, if a direction to utilize a prime broker is contained in the limited partnership, operating or comparable agreement), the contract should contain an acknowledgment by the Client that this arrangement may impair the adviser’s ability to obtain the lowest commissions or to obtain best execution (through bunched orders or otherwise) in all cases. ERISA may not permit directed brokerage arrangements to the extent they impede the adviser’s ability to obtain best execution.

•	Delivery of Form ADV. The Advisers Act requires that an adviser deliver Form ADV, Part II to Clients not less than 48 hours prior to entering into an investment advisory agreement (or signing the subscription documents), or at the time of entering into the agreement, if the Client then has the right to terminate the agreement within five business days without penalty. The Client’s acknowledgement of receipt of the Form ADV, Part II within these timeframes may be set forth in the investment advisory agreement.

Additional Requirements for Contracts with ERISA and Other Benefit Plan Clients. In addition to the provisions above, which should be included in all investment advisory contracts, the following provisions should be included in contracts with ERISA Clients:

•	Representation of ERISA Plan Status. The agreement should contain a representation that the Client is an employee benefit plan subject to ERISA.

•	Appointment as Investment Manager. The adviser should represent in the agreement that it is registered as an investment adviser, acknowledge that it is a fiduciary of the plan with respect to assets under its management and represent that it is eligible to serve as investment manager of the assets placed under its management if properly appointed. The Client should represent that it is a “named fiduciary” with authority to appoint an investment manager.

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•	Disclaimer for Unmanaged Assets. Unless the adviser manages all assets of the plan, the agreement should disclaim any responsibility of the adviser for assets not under its control or management and for diversification of the plan’s overall portfolio.

•	Bonding Requirement. If applicable, the agreement should include an acknowledgment that the adviser does not carry the bond required under Section 412 of ERISA and that the Client has covered the adviser on an agent’s rider to its own Section 412 bond.

•	Carveouts from Fiduciary Responsibility. If applicable, the agreement should state that the adviser is not a fiduciary and has no fiduciary authority with respect to plan assets not under its management or any aspect of a transaction directed by the Client, such as directed brokerage arrangements or proxy voting instructions.

•	Investment in Affiliated Funds. Investments of Client assets by a registered adviser in affiliated private funds raise prohibited transaction issues and should not be made.

Individual Retirement Arrangements. In general, individual retirement accounts and individual retirement annuities are not subject to ERISA. However, they are subject to the prohibited transaction provisions of Section 4975 and other provisions of the Code that may limit the investments that they may make.

Governmental Plans. Employee benefit plans maintained by state and local governments are not subject to ERISA. However, they may be subject to similar (or quite different) state law requirements that may impose additional conditions or restrictions on the plan’s investment activities.

Policy

Advisers Act Requirements. Although investment advisory agreements are not required to be in writing, it is the policy of the Firm that all investment advisory contracts with Clients be in writing.

It is the Firm’s policy that no managed account is to be opened nor client funds accepted for management until an agreement appropriate to the type of Client and service to be provided has been signed and the Client’s investment objectives, restrictions, risk tolerances and/or asset allocation guidelines have been documented.

With respect to private fund Clients, the limited partnership agreement or operating agreement serves as the applicable investment advisory agreement. Any advisory agreement (including the limited partnership agreement or operating agreement for a private fund) entered into with the Firm will comply with the requirements under the Advisers Act as well as the additional guidance noted above.

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Procedures

Client Relationships. A Marketing Representative is assigned to each prospect or Client and has responsibility for establishment of relationships with, and obtaining necessary information from the Client, including investors in private funds advised by the Firm.

Determination of Service to be Provided. At the initiation of the relationship, the Client, together with its consultant or other representative, if any, selects the Products in which its assets are to be invested and identifies any restrictions to be imposed on the account. The Chief Compliance Officer ascertains the nature of the Client (individual, corporation, partnership, trust, employee benefit plan subject to ERISA) for compliance monitoring purposes.

Contracting Process. To open an account for a new Client, the Marketing Representative must complete a New Account Form. (See Appendix 7). The Marketing Representative provides such form to the Chief Compliance Officer, who determines the appropriate contract and schedules for the type of Client and nature of service contemplated and provides such documentation to the Marketing Representative.

Fees. On a quarterly basis, the Compliance Officer reviews a sample of fee calculations for consistency with fee disclosures in the applicable Client contract for managed account Clients, and in the applicable private placement memorandum for private funds managed by the Firm, including compliance with any “most favored nation” provisions applicable to certain Clients.

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Policies and Procedures

Documentation of Accounts and Account Opening

Law

The SEC has stated that suitability is implicit in the concept of fiduciary duty, and that a failure by an adviser to make suitable recommendations could be deemed a violation of the antifraud provisions of the Advisers Act. Thus, prior to providing investment advice (or engaging in discretionary trading for separate account Clients), an adviser must make reasonable inquiry into the Client’s investment in order to reasonably determine that the investment advice or trade is suitable for the Client. For private fund Clients (i.e., private funds managed by the Firm), the fund’s private placement memorandum will disclose the fund’s investment objectives, strategies and styles.

Policy

The Firm may impose eligibility and quantitative account minimums for each Client. From a qualitative standpoint, it is Firm policy not to accept Clients who pose reputational risks to the Firm.

Account Documentation - Other Than Natural Persons. In addition to documentation provided to establish suitability, governing documents should be obtained from Clients and private fund investors that are other than natural persons. The primary reasons for such documentation are to establish the authority of the entity to enter into an investment management relationship, to ascertain any restrictions on investment by the entity and to establish the authority of the person signing the investment management agreement on behalf of the entity.

If an investor or Client is a corporation, the following should be obtained where practicable:

•	Certificate of Incorporation and By-Laws; or

•	A resolution certifying the authority of the signatory to the investment advisory agreement and, where applicable, a resolution authorizing the hiring of the Firm.

In the case of a trust, including a trust underlying a foundation, the following documents should be obtained where practicable:

•	A copy of the full trust document setting forth the investment powers of the trust and any limitations on investments, and the authority of the trustee to sign the investment management agreement; or

•	A certificate of trust signed by the trustee certifying the accuracy and continued effectiveness of the trust document and, in the case of a foundation, the tax-exempt status of the entity. The sections of the trust instrument concerning appointment of the trustee and investment powers should be attached to the certificate.

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In the case of a partnership or limited liability company, the following documents should be obtained where practicable:

•	A copy of the full partnership agreement, limited liability company agreement or operating agreement showing the powers of the partnership or limited liability company and designating the general partner(s) or managing member(s); or

•	A certificate from a general partner or managing member certifying the continued existence of the partnership or limited liability company and effectiveness of the partnership agreement, limited liability company agreement or operating agreement.

Before a Client account is activated for a registered investment company, the Firm must receive a copy of the prospectus and statement of additional information, which should be reviewed to ascertain the following:

•	Whether there is a diversification requirement.

•	Whether there are restrictions on turnover.

•	Whether the name of the fund imposes a requirement that the fund invest at least 80% of its assets in a type of security, strategy or market sector.

Before an ERISA Client account is activated, the Firm should receive from the plan, where practicable, a copy of the full plan documents. These documents should be reviewed to ascertain the following:

•	Whether they permit the appointment of an investment manager to manage the assets of the plan.

•	Whether they identify the named fiduciary of the plan.

•	Whether there are any guidelines for or restrictions on investments by the plan, including any restrictions on the acquisition of “employer securities” under ERISA.

•	Whether the Firm is responsible for diversification.

•	Whether proxy voting and share tendering responsibilities are delegated to the investment manager or expressly reserved to the plan’s trustees. If the documents are silent, the investment manager is deemed to have such responsibility.

Account Activation. It is the policy of the Firm that accounts may be activated, and funds invested on behalf of Clients, only after the following actions have been taken:

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Policies and Procedures

•	The Client has been evaluated and deemed not to pose reputational risk, and is making the minimum investment disclosed in Form ADV Part II.

•	The appropriate investment management agreement for the type of Client and the nature of service to be provided has been signed and returned to Group Administration.

•	For private fund Clients, subscription documents have been received and reviewed by the Chief Compliance Officer.

•	Any additional documentation required for corporate, partnership, trust and ERISA accounts has been received and reviewed by the Chief Compliance Officer.

•	Agreements with broker-dealers and qualified custodians have been executed and are in effect.

•	The Client has received the Firm’s privacy policy (if required) and Form ADV, Part II.

•	The opening of the account has been approved by the Chief Compliance Officer.

For investors in private funds, see also “Subscriptions for Private Fund Interests” below.

Procedures

Account Documentation. The Chief Compliance Officer will gather the appropriate documentation for each such Client and confirm that the Firm has received all documentation referred to above.

Account Approval. Before an account may be opened for a Client or an investor may be accepted into a private fund managed by the Firm, the Chief Compliance Officer will review the documentation received, including the prospectus and statement of additional information in the case of a registered investment company Client and the plan documents in the case of an ERISA Client, to (i) determine the authority of the Client or investor to enter into an investment management relationship, (ii) establish the authority of the person signing the investment management agreement or subscription documents on behalf of the Client or investor, and (iii) assess whether there are any special trading or other restrictions imposed on or by the Client or the investor, including any diversification or turnover requirements or any restrictions regarding participation in new issues.

Account Opening. Upon completion of the foregoing review, the Chief Compliance Officer will determine whether to approve the opening of the account for the Client or the acceptance of the investor into a private fund. Such approval will be evidenced by the Chief Compliance Officer’s signature or initials on the Client contract or a notation in the Client file (in the case of the commingled funds). All documentation will be maintained by the Chief Compliance Officer in the appropriate Client file.

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Documentation of Objectives. See “Portfolio Management” below.

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Policies and Procedures

Subscriptions for Private Fund Interests

Law

See Marketing Private Fund Interests above.

Policy

See Marketing Private Fund Interests above.

Procedures

Distribution of Offering Materials. Marketing Representatives are responsible for controlling the distribution of any marketing materials, subscription documents or offering memoranda for any private fund advised by the Firm. Firm procedures include the numbering of offering documents and recording of names of offerees in an offering log. Marketing personnel, with advice from the Chief Compliance Officer, must confirm that the private fund has established a pre-existing, substantive relationship with the investor or its investor representative (such as a pension consultant) prior to sending such materials to the investor. A pre-existing relationship generally would exist with investors who have previously invested in a fund advised by the Firm, as well as investors with whom the Firm has a business relationship. Marketing personnel should consult with the Chief Compliance Officer to determine whether a sufficient relationship exists with new investors. To confirm that a substantive relationship exists, Marketing personnel, in consultation with the Chief Compliance Officer, should review information provided by the investor regarding the investor’s personal circumstances, financial sophistication and history of investments to determine the investor’s sophistication.

Subscription Documents. Each private fund has subscription documents that a prospective investor must complete prior to making an investment. The subscription documents capture information necessary for the private fund and the Firm to establish that the investor meets “accredited investor,” “qualified client” and “qualified eligible person” criteria to the extent applicable to the particular fund and whether the investor is a “restricted person” for purposes of the rules of the NASD regarding new issues. Before permitting any investment, the Chief Compliance Officer will review an investor’s subscription documents to confirm that they have been properly completed and the investor meets requirements applicable to the particular private fund. The Chief Compliance Officer will make a suitability determination with respect to the investor prior to accepting the subscription.

Restricted Persons. The Chief Compliance Officer will maintain a log of all investors that are “restricted persons” under NASD Rule 2790.

Form D Filings. The Chief Compliance Officer will file Form D in a timely manner with respect to any private fund, and may request assistance from outside counsel with such filings.

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State Filings. The Chief Compliance Officer will determine the states in which investors are located and whether any filings are required. If a filing is required, the Chief Compliance Officer will file the appropriate documentation in a timely manner.

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Anti-Money Laundering

Law

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act imposes anti-money laundering (“AML”) compliance requirements on financial institutions and other financial intermediaries. While mutual funds and broker-dealers are expressly within the definition of “financial institution” in the law and thus subject to extensive regulation, investment advisers are not and have not yet been subjected to AML requirements, other than currency transaction reporting requirements.

The U.S. Treasury has proposed to extend certain AML requirements to cover advisers. However, such requirements have not yet been adopted. If adopted as expected, the regulations will require advisers to put in place AML compliance programs that include the following:

•	Internal policies, procedures and controls;

•	A designated compliance officer;

•	An ongoing employee training program; and

•	An independent audit function to test the program.

Historically, money laundering generally has been considered to involve the channeling of proceeds of illegal activity into the stream of commerce and finance in order to disguise the nature, location, source, ownership or control of such proceeds. The USA PATRIOT Act also officially made illegal so-called “reverse” money laundering: the channeling of “clean” money through entities such as charitable organizations for the purpose of financing illegal activity, such as terrorism.

Currency Transaction Reporting. U.S. Treasury regulations require anyone engaged in a trade or business to file a Currency Transaction Report (“CTR”) for each cash transaction greater than $10,000. A CTR also is required if a customer during the same day has multiple cash transactions that, when combined, exceed $10,000.

OFAC Lists. Other applicable laws also restrict U.S. persons from doing any business with persons in or from certain countries, or with suspected terrorists or drug dealers published on lists issued by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”).

Policy

As a matter of policy, the Firm does not take custody of Client assets. Although not yet required, the Firm has adopted the following procedures regarding AML.

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Procedures

Designation of Compliance Officer. The Chief Compliance Officer has been designated as the compliance officer for anti-money laundering purposes.

Training. Comprehensive training on AML requirements is planned immediately following adoption by the Treasury Department of definitive regulations applicable to investment advisers. Unless regulatory developments dictate more frequent updates, Firm staff will be updated annually on AML regulatory changes and developments.

Client Identification and Verification. With respect to separately managed Client accounts and investors in private funds sponsored by the Firm, the Chief Compliance Officer checks the OFAC list to ascertain whether investors and Clients (and their principals) are posted there. The subscription documents for each private fund also require anti-money laundering representations by each investor, including that such investor is not a prohibited investor (as set forth therein). The subscription documents permit the private fund to freeze an investor’s investment if it reasonably believes that the investor is a prohibited investor or has otherwise breached its representations.

Currency Transaction Reports. Because the Firm does not have custody of Client assets, it does not receive cash from or on behalf of Clients and does not anticipate filing any currency transaction reports. If any Employee were to receive cash from any Client or prospect, such Employee should contact the Chief Compliance Officer immediately.

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Policies and Procedures

Account Termination

Law

Under the Advisers Act, an investment advisory agreement must be terminable at will by the Client, but may be subject to a period of reasonable notice in the investment advisory agreement.

Policy

Separately Managed Accounts. The Firm’s investment management agreement provides that such agreement continues in effect until either party terminates it by giving to the other party written notice of termination within a specified period of time, and specifies the effective date of termination following such notice. Fees owed under the agreement are to be pro-rated to the date of termination. It is the policy of the Firm to require that any notices of termination be in writing and specify both the responsibilities for asset management between the date of the notice and the termination date and the disposition of the assets upon termination, and that all Employees responsible for Client relationships obtain such instructions and act in accordance with them in connection with any account termination. It is Firm policy to obtain authorization of the Client for any sales of securities between the notice and the date of termination and to advise the Client that purchases of securities for the account will not be made during this period.

Private Funds. With respect to private funds managed by the Firm, investors may terminate their relationship with such funds in accordance with their redemption rights in the organizational documents of the funds.

Procedures

Termination of Separately Managed Accounts. Any Employee who receives an oral or written notice of termination of an account must notify the Chief Compliance Officer, who will coordinate termination of services to the account. All notices of termination must be in writing. The Marketing Representative with responsibility for the account, with the oversight of the Chief Compliance Officer, will be responsible for obtaining instructions from the Client as to the responsibilities for asset management between the date of the notice and the termination date. Typically, the Client will be asked in writing to grant the Firm authority to sell securities during this period, and will be advised that the Firm will not purchase additional securities. Any oral conversations will be confirmed in a written memorandum to the Client.

Withdrawals of Private Fund Investors. Upon receipt of redemption notice from an investor in a private fund, the Chief Compliance Officer will notify operations to process the redemption under the procedures and within timeframes specified in the fund’s governing documents.

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POLICIES AND PROCEDURES

PORTFOLIO MANAGEMENT

Adherence to Client Investment Objectives and Guidelines

Law

The Firm manages Client assets on a discretionary basis. Such discretion is both guided and circumscribed, however, by the investment objectives of each Client, as well as any applicable account restrictions and allocation guidelines.

The SEC has brought numerous enforcement actions against investment advisers for failure to adhere to their Clients’ stated investment objectives. The basis for these actions is that, by accepting Client objectives and guidelines, an adviser represents that it will adhere to them. Managing the account contrary to such objectives, restrictions and guidelines in effect renders the representation false, in violation of the antifraud provisions in Section 206(1) and 206(2) of the Advisers Act.

ERISA Considerations. This discussion is general in nature and is not intended as a comprehensive guide to compliance with ERISA’s complex prohibited transaction rules. In general, ERISA prohibits a broad range of transactions between a plan and a party in interest with respect to the plan. For this purpose, the term “party in interest” includes the plan sponsor (and certain of its affiliates), plan fiduciaries and service providers (and certain of their affiliates), among others. ERISA also prohibits a broad range of transactions that involve fiduciary “self-dealing” or in which the fiduciary is subject to a conflict of interest (e.g., where a fiduciary profits from, or has an interest in, a transaction involving a plan, or where a fiduciary, or one of its affiliates, is involved on two sides of the same transaction). The adverse consequences of having been found to have engaged in a technical prohibited transaction – even one that is beneficial to the plan – are substantial. In general, “parties in interest” who engage in such transactions are subject to excise taxes in an amount up to 100% of the “amount involved” in the transaction until the transaction is “corrected” (in effect, rescinded). In addition, fiduciaries who cause the plan to engage in a prohibited transaction may be liable to restore to the plan any losses resulting from the prohibited transaction.

Because ERISA’s prohibited transaction provisions are so broad, Congress provided a series of statutory exemptions from ERISA’s prohibited transaction rules, and also authorized the Department of Labor to grant administrative exemptions on an individual or class basis.

QPAM Status. One of the most important administrative exemptions from ERISA’s prohibited transaction rules is the “QPAM exemption,” which exempts certain transactions entered into at the direction of a “qualified professional asset manager” with a party in interest who is unrelated to the manager. A registered investment adviser may qualify as a QPAM.

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In order to be a QPAM, the adviser must acknowledge its fiduciary status in a written management agreement. In addition, as of the adviser’s most recent financial statements (which are prepared in accordance with GAAP and within the preceding two years), the adviser must either have shareholders’ or partners’ equity in excess of $750,000 (or have a qualifying guarantee from an affiliate with such shareholders’ or partners’ equity), and as of the end of its most recent fiscal year, the adviser must have at least $50,000,000 in total client assets under management. However, the Department of Labor recently proposed certain amendments to the QPAM exemption that would, among other changes, raise the $750,000 and $50,000,000 requirements set forth above to $1,000,000 and $85,000,000, respectively, and preclude the QPAM from serving as such with respect to its own plan.

The QPAM exemption will not apply to all types of transactions. In particular, an adviser cannot use the QPAM exemption in the following situations:

•	Any plan (or groups of plans which are sponsored by related companies) that accounts for more than 20% of the adviser’s assets under management.

•	Self-dealing transactions.

•	Transactions with a counterparty that is affiliated with the adviser.

•	Certain categories of transactions, such as securities lending transactions and possibly also reverse repurchase transactions.

Policy

In managing assets for its Clients, the Firm adheres to specific guidelines applicable to each Product. Because each Product is benchmarked to a particular index, the Product is generally managed in accordance with guidelines aligned with the index. Each Product is assigned to one or more portfolio managers (or management teams, each headed by one or more portfolio managers), who have trading responsibility for Client’s assets that have been allocated to such Product. With respect to Fixed Income, the Product is customized for each Client and assets are managed in accordance with benchmarks established by the Client.

Each account managed by the Firm has investment guidelines set forth in its investment management agreement. Each private fund managed by the Firm has investment guidelines set forth in its private placement memorandum. In addition to managing assets in accordance with index benchmarks, it is the Firm’s policy to manage Client accounts in accordance with any objectives, restrictions and guidelines imposed by a Client. It is the policy of the Firm not to invest Client assets in mutual funds advised or sub-advised by the Firm.

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Procedures

Documentation of Objectives. Documentation regarding each Client’s investment objectives, restrictions and guidelines is reviewed by the portfolio manager or a member of the portfolio management team and the Chief Compliance Officer. Such documentation generally will be in the form of a schedule or exhibit accompanying the investment management agreement for managed accounts or in the offering documents for private funds. For all products, except Fixed Income, any restrictions applicable to a specific Client are entered into the Firm’s order management system by Group Administration at the time the account is established. The order management system will generally block any trades that would violate such restrictions. For Fixed Income trading, the portfolio manager maintains a spreadsheet containing all Client restrictions. In addition, Group Administration maintains and distributes a list of restrictions applicable to all Clients.

The Fixed Income Group maintains a status list identifying the eligibility of the Firm’s Clients to participate in Rule 144A transactions. The Firm does not invest on behalf of Clients in other types of restricted offerings, such as Regulation S transactions; Regulation D transactions; or securities offered by funds relying on Section 3(c)(7) of the Investment Company Act. Investment in any such transaction requires pre-approval of the Chief Compliance Officer.

To ensure that trading is undertaken in accordance with specific Product guidelines, the Performance Group reviews the portfolio returns for each account on a monthly basis to confirm that the returns are consistent across all accounts invested in the same Product. If there is any variation, the Performance Group reviews trading records to determine the cause of the variance (e.g., a trading restriction applicable to a particular Client) and maintains a log of such variances. On a monthly basis, the Performance Group reviews each Product benchmark and compares the Product’s holdings and returns to the benchmark. Reports of such reviews are provided to the Compliance Officer. The Performance Group also maintains a report of the benchmark characteristics for each Product.

In addition, the Firm undertakes the following activities in an effort to ensure that investments are made in accordance with Client specific investment objectives, restrictions and allocation guidelines:

•	Each Client’s portfolio is regularly monitored by the portfolio manager or a member of the portfolio management team.

•	Before the portfolio manager effects a trade in a new security, the name will be provided to the Compliance Officer and the Director of Client Administration to determine whether any restrictions are applicable to such security.

•	Operational personnel monitor and reconcile the cash and trades daily for each account.

•	The portfolio manager or a member of the portfolio management team monitors trading consistent with the Client’s investment objectives, investment restrictions and portfolio structure guidelines set forth in the applicable Client contract or offering document in the case of private funds.

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•	The Compliance Officer reviews and signs off on the investments made by each Client on a daily basis to confirm consistency with investment objectives, investment restrictions and portfolio structure guidelines set forth in the applicable Client contract or private placement memorandum, including but not limited to the following:

•	restrictions on the acquisition of “employer securities” for ERISA Clients

•	diversification requirements for investment company Clients

•	turnover restrictions

•	restrictions on investments in certain types of securities.

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Allocation of Investment Opportunities and Trades

Law

The SEC has stated that an investment adviser’s fiduciary duty of loyalty requires that an adviser offer its Clients investment opportunities before taking them for itself. This duty extends to employees of the adviser. In the case of discretionary accounts, this means that investment opportunities must be implemented for an adviser’s Clients before the adviser or any employee may participate in them, unless such participation would have no adverse impact on a Client’s interests.

To the extent that an allocation of securities of limited availability would in effect deprive a Client of an investment opportunity, it may be actionable under the antifraud provisions of Section 206 of the Advisers Act. The SEC has brought numerous cases against advisers and their principals for allocation practices that favored firm or employee accounts, accounts of related parties or certain Clients over others.

Policy

It is the policy of the Firm that investment decisions are to be made consistent with the investment objectives, guidelines and restrictions of Clients and that trades are to be allocated fairly and equitably among accounts participating in each transaction, taking into consideration the objectives, restrictions, investment strategy, asset allocation and benchmarks of each Client.

Other than investment in Fixed Income, trading by the Firm is customized by Product, not by Client. Thus, trades effected by the Firm for Clients that have invested in Equity Products generally are allocated on a pro rata basis, based upon the net asset value of a particular fund or account as compared to the aggregate net asset value of all funds and accounts. Exceptions may be made to this policy if (i) a trade is effected in connection with the rebalancing of the portfolio due to increases or withdrawals of assets for one or more Clients; or (ii) a Client is subject to a trading restriction that would prohibit such Client from trading in a particular security. In the case of investments in Fixed Income, individualized benchmarks are established for each Client and trades are allocated based upon the individual requirements of each Client.

To avoid any potential conflict of interest, Employees are prohibited from trading in securities that are traded by the Firm on behalf of its Clients, as well as related securities, such as options, warrants or other rights the value of which is derived from such securities, on the same day as the Firm and on any of the three preceding business days, unless any such trade is approved by the Chief Compliance Officer.

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Procedures

Investment Decisions. Investment decisions concerning the purchase or sale of specific securities are made daily by the portfolio manager for each Product, based on the opportunities presented by the marketplace as evaluated in light of the guidelines applicable to that Product.

Participation in Investment Opportunities. Generally, most trades will be allocated pro rata to all Clients invested in a particular Equity Product. However, each account will not necessarily participate in each transaction in a security or instrument if such transaction would violate any restrictions or limitations on the trading activity of such account. In the case of Fixed Income, because each account is individually benchmarked, not all accounts may participate in each transaction.

Aggregation or Bunching of Orders. With respect to each investment opportunity presented for a Product, the portfolio manager generally will aggregate or bunch the orders of multiple accounts. If an order is executed at multiple prices with the same broker, all Clients participating in the trade will receive an average price. Transaction costs are charged on an account-by-account basis. If orders are entered for more than one Product at the same time, the portfolio managers and the Chief Compliance Officer will determine an equitable allocation between the Products. If an order for a security is entered for one Product while an order for the same security for another Product is pending, the unexecuted portion of the first order will be aggregated with the second order and any execution will be allocated pro rata between the Products and then pro rata among Clients.

Allocation of Trades. For each aggregated or bunched order for an Equity Product, before the trade is entered, the Firm’s Optimize system typically generates a trade allocation grid showing the participating Clients pro rata on the basis of net asset value of a particular fund or account as compared to the aggregate net asset value of all funds and accounts. If the trade is time sensitive and an allocation cannot be generated prior to entering a trade, a trading assistant will generate the allocation at the same time the trade is entered. The trading assistants review all allocations, as well as all positions in each account, on a daily basis to confirm that allocations have been made in accordance with the grid.

For Fixed Income trades, before the trade is entered, a trade allocation grid typically is created based upon the individual requirements of each Client and an aggregate order is entered for all Clients participating in the trade. If the trade is time sensitive and a trade allocation grid cannot be created prior to entering a trade, the trade will be allocated pro rata to participating accounts.

All allocation statements are in written or electronic form and maintained by the portfolio manager.

Securities of Limited Availability. The Firm may, from time to time, invest in securities of limited availability, such as initial public offerings, certain debt securities or preferred stocks. If there is an investment opportunity that a portfolio manager believes is both advantageous and limited in

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availability (and hence not fungible with other opportunities), the opportunity will be made available to all accounts for which the opportunity would represent a legitimate investment decision. All transactions in such securities will be allocated pro rata among all accounts permitted to invest in such securities. If it is not possible to allocate to all accounts that could participate in the trade, trades will be allocated on a rotational basis with at least two accounts participating in each trade. Such rotation will be undertaken with the goal of achieving equitable treatment of all accounts over the long term.

Fungible Securities. In determining whether a particular security is of limited availability, the debt securities of various issuers or counterparties that have the same credit rating, rate and maturity shall be deemed equivalent and fungible with each other for purposes of Client investment decisions. Accordingly, there is no requirement that all Client accounts for which an investment in such securities is appropriate participate in any given transaction in the securities if the portfolio manager reasonably believes that equivalent securities will be available to meet the needs of other Client accounts.

Partially Filled Orders. If an order for equity securities is only partially filled on the date of placement, that portion of the order that has been filled will be allocated to all participating accounts in the same manner that the entire order would have been allocated. In the case of partially filled orders for Fixed Income trades if it is not practical to allocate pro rata and might in fact result in higher transaction costs to all participating accounts, the portfolio manager will allocate such orders on a rotational basis, with the goal of achieving equitable treatment of all accounts over the long term.

Modifications of Allocations. Allocations of securities may be modified after preparation of the allocation statement but prior to settlement under the following circumstances:

•	Investment Guidelines: Trades will be automatically reallocated by the system if it is determined that an allocation to a Client would result in a violation of that Client’s investment restrictions. In addition, trades may be reallocated to an account whose investment objectives and restrictions limit its potential universe of available securities if other accounts could, consistent with their investment objectives and guidelines, obtain substantially the same investment result by participating in another available investment opportunity.

•	Special Circumstances: Trades may be reallocated in other circumstances with approval from the portfolio manager and the Chief Compliance Officer. If trades are allocated on a basis different from that specified in the allocation statement, the reason for any such difference must be explained in writing and approved by the portfolio manager and the Chief Compliance Officer no later than the day after the trade date.

All pre-settlement reallocations should be effected by modifying the trade and settlement instructions previously submitted and transmitting the revised trade and settlement instructions. Such cancellations and corrections should be described in a brief internal memorandum stating the

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reason for the reallocation, the name of the person who ordered the reallocation and the approval obtained, which is to be maintained with the trade ticket. The system automatically generates an exception report showing any deviation from the allocation grid. Portfolio assistants review these reports and monitor that any modified allocations were consistent with instructions approved by the portfolio manager and the Chief Compliance Officer.

Market Changes. An investment decision may be modified if market conditions or other factors change the risk-return profile of a trade while execution of the trade is in progress. Members of the portfolio management team must monitor prevailing conditions and inform portfolio managers immediately of any observations they make that might affect the continued viability of the investment decision.

Review and Monitoring. On a daily basis, the Chief Compliance Officer, portfolio managers and/or designated members of the portfolio management team review trade summaries for compliance with these procedures. Trades that do not appear to comply with these procedures will be investigated by the Chief Compliance Officer, who will record the results, including any corrective action taken, in a memorandum. On a quarterly basis, the Chief Compliance Officer will review all trades in which securities are allocated to Firm accounts specifically to ascertain that such accounts were not favored over other Client accounts in the allocation process.

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POLICIES AND PROCEDURES

TRADING

Order Entry

Law

Rule 204-2(a)(3) of the Advisers Act contains detailed recordkeeping requirements regarding trading activity of investment advisers. In particular, memoranda of each order containing specified information must be retained as a record of the adviser.

Policy

To demonstrate compliance with recordkeeping and other requirements related to portfolio management and trading, orders must be documented as set forth in the following procedures.

Procedures

Documentation of Orders. With respect to orders for the Growth or Large Cap Value Products, the portfolio manager contacts a portfolio assistant who completes a trade ticket based upon information provided by the portfolio manager. With respect to orders for Small Cap Value, Mid Cap Value, or Fixed Income, the portfolio manager contacts a trader who completes a trade ticket based upon information provided by the portfolio manager. All trade tickets must contain the following information:

•	identification of the security (the symbol, in the case of equity securities, or the name of the issuer and CUSIP number in the case of debt securities);

•	the number of shares or dollar amount purchased or sold;

•	price and commission;

•	the name of the person who placed the order;

•	date of order entry and trade date;

•	the executing broker-dealer;

•	an indication whether the order is discretionary; and

•	notations of any modification or cancellation of the order.

In addition, a trade allocation grid showing all accounts participating in the trade is attached to the trade ticket. An order will not be executed unless a trade ticket has been completed. Trade tickets are maintained in hard copy in the trading room and a copy is sent to and maintained by iX Partners.

Review and Monitoring. Trade liaisons and iX Partners review trade tickets daily. Trade tickets that do not reflect all required information are completed or are reported to the Chief Compliance Officer, who investigates the trade and records the results, including any corrective action taken, in a memorandum.

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Trade Reviews. A designated member of the portfolio management team, with support from iX Partners, is responsible for performing daily trade sheet and confirmation review and reconciling them to order entry.

Settlement. A designated member of the portfolio management team, with support from iX Partners, is responsible for the proper settlement of all Client transactions.

Unregistered Offerings. If a determination is made to effect a trade for a Client in an unregistered securities offering, the Chief Compliance Officer will review the offering to determine whether the Client is eligible to participate in the offering and document such review.

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Policies and Procedures

Best Execution

Law

The Supreme Court has stated that an investment adviser, as a fiduciary, has a general duty to act in the best interests of its Clients. In the context of trade execution, the SEC has stated that a money manager has a duty to obtain the “best execution” of Client transactions, in the context of the particular transaction, or in relation to its overall execution obligations with respect to Client assets under its management. This fundamental obligation of the adviser prevents the adviser from using Client assets for its benefit or for the benefit of other Clients without Client consent.

According to the SEC, investment advisers with authority to select brokers should consider the full range and quality of a broker’s services, including such factors as the execution capability of the broker, commission rates, the financial responsibility of the broker, the broker’s responsiveness to the investment adviser, as well as the value of research provided. The SEC has further stated that money managers should periodically and systematically evaluate the execution performance of broker-dealers executing their transactions.

Certain regulatory schemes impose restrictions on the Firm’s ability to select brokers affiliated with entities subject to such regulatory schemes. Section 17(e) of the Investment Company Act restricts the Firm’s ability to place transactions with a broker-dealer that is an affiliate, or an affiliate of an affiliate, of a registered investment company. This would prevent the Firm from directing trades to broker-dealer firms that are affiliated with the primary adviser to funds for which the Firm serves as sub-adviser, unless the Board of Directors/Trustees of the fund, and a majority of the disinterested Directors/Trustees, had adopted procedures permitting such trading and the adviser complied with such procedures.

Policy

Best Execution. The Firm’s policy is to seek the best price and execution of Client transactions.

Selection of Brokers. While trade price is often a significant quantitative factor in best execution, the Firm also evaluates qualitative execution factors, such as research capabilities, success of prior research recommendations, ability to execute trades, nature and frequency of sales coverage, depth of services provided, including back office and processing capabilities, financial stability and responsibility, reputation, commission rates, responsiveness to the Firm and the value of research and brokerage products and services provided by such brokers. The determinative factor is not the lowest possible commission cost alone.

In limited circumstances, the Firm may use a broker where a division or affiliate of such broker may have referred or may refer Clients to the Firm. The Firm may be deemed to have a potential conflict of interest in receiving such referrals. The Firm, however, does not consider such referrals in its selection of brokers.

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Policies and Procedures

Best Execution Committee. The Firm has formed a Best Execution Committee, which meets quarterly to systematically review the execution performance of its brokers. Members of the Best Execution Committee include the portfolio managers for each Product, the Head of the Performance Group and the Chief Compliance Officer.

Order Bunching. The Firm as a matter of policy bunches orders for execution, although directed and non-directed orders will not be aggregated without the approval of the Chief Compliance Officer, unless it is possible to use a step-out transaction to satisfy one or more Client directions. If orders are executed in a series of trades with a particular broker, rather than as a block, the trades generally are posted to Client accounts at the average price. Proprietary accounts of the Firm are not bunched with Client orders and are executed after Client orders have been filled.

Directed Brokerage. Under certain circumstances, Clients may direct the Firm to use certain brokers. All such direction must be in writing from the Client and approved by the Chief Compliance Officer. Each directed brokerage arrangement must be evaluated to determine whether the Firm has any discretion in the investment or order entry process that may still require a best execution analysis. The Firm must disclose to any Client requesting a directed brokerage arrangement, among other information, the conflicts of interest involved and the fact that the Client may give up benefits of better pricing or lower commission, that might otherwise be available through participation in bunched orders.

Investment Company Shelf Space Arrangements. The Firm will not knowingly take into account the promotion or sale of shares issued by a Client that is an investment company registered under the Investment Company Act in using particular brokers or dealers to execute portfolio securities transactions on behalf of such Client. The Firm will not knowingly place trades with broker-dealers that sell, or promote the sale of shares of such investment company.

Investment Company Affiliated Brokerage. It is the Firm’s policy not to knowingly place brokerage with a broker-dealer that has an affiliate relationship with a fund unless it has received Rule 17e-1 procedures from the fund and determines that it can comply with them.

Procedures

Approved Brokers. The Firm maintains a list of approved brokers (the “Approved Broker List”) that are used to execute trades on behalf of Clients. The Best Execution Committee periodically reviews the execution quality of the brokers on the Approved Broker List and, based upon such review, may add or delete brokers at any time. Generally, all trades for Clients will be executed through a broker on such list, unless in the opinion of the trader, best execution is obtainable through a broker not previously on the list. Prior to executing a trade through a broker that is not on the Approved Broker List, the trader must obtain approval from the Chief Compliance Officer. If a trader would like to add a broker to the Approved Broker List, he or she must contact the Chief Compliance Officer, who will undertake certain due diligence on the broker prior to adding the broker to the list.

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Policies and Procedures

Periodic and Systematic Review. On a quarterly basis, the Best Execution Committee reviews the quality of executions and the value of other services received from brokers. Prior to its meetings, the Best Execution Committee receives reports from the Plexus Group, as well as information and data, where available, from certain brokers concerning their best execution policies and procedures and the quality of their actual executions, as reported under Exchange Act Rules 11Ac1-5 and 11Ac1-6. The Committee will review general execution quality, including trade price and compensation to brokers, the ratings of the Research Committee, and other matters relating to trade executions. The Committee also will periodically assess the execution performance of the brokers utilized by the Firm in directed brokerage arrangements to monitor the impact of Client-directed brokerage. The Chief Compliance Officer is responsible for documenting the results of such reviews and conveying information to portfolio managers and traders if there is any change to the Firm’s policies for directing brokerage orders.

Directed Brokerage. It is the Firm’s policy to use step out transactions wherever practicable to minimize the effects of directed brokerage arrangements on best execution of Client transactions.

Mutual Fund Shelf Space Arrangements. If the Firm receives a direction of brokerage from a registered investment company Client, it will obtain representations from such investment company Client and its primary adviser that such direction is not in violation of Rule 12b-1 under the Investment Company Act.

Mutual Fund Clients - Affiliated Brokerage. At the time the Firm enters into a sub-advisory relationship with a registered investment company or a complex of such companies, the Chief Compliance Officer requests a list of any affiliated brokerage firms and copies of all such funds’ Rule 17e-1 procedures under the Investment Company Act. The Chief Compliance Officer coordinates compliance with any such procedures with the traders and with Operations and iX Partners to obtain commission data that must be reported to the primary adviser quarterly.

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Policies and Procedures

Soft Dollars

Law

Under traditional fiduciary principles, a fiduciary cannot use assets entrusted by Clients to benefit itself. As the SEC stated in its comprehensive 1998 study of soft dollar practices, “when an adviser uses Client commissions to buy research from a broker-dealer, it receives a benefit because it is relieved from the need to produce or pay for the research itself. In addition, when transactions involving soft dollars involve the adviser “paying up” or receiving executions at inferior prices, advisers using soft dollars face a conflict of interest between their need to obtain research and their Clients’ interest in paying the lowest commission rate available and obtaining the best possible execution.”

Soon after “May Day” 1975, when the SEC abolished fixed commission rates, Congress created a safe harbor under Section 28(e) of the Exchange Act to protect advisers from claims that they had breached their fiduciary duties by causing Clients to pay more than the lowest available commission rates in exchange for research and execution. To be within this safe harbor,

(i)	the adviser must have discretion over the selection of brokers for the execution of transactions;

(ii)	only commissions in agency trades may be utilized;

(iii)	any products or services received must be “brokerage or research services”, as interpreted by the SEC;

(iv)	such services must be “provided” by the broker, which means the broker must undertake the unconditional obligation to pay for the services; and

(v)	the adviser must review periodically the reasonableness of commissions paid for the products and services received.

Because of the conflict of interest that exists when an investment adviser receives research, or other products or services as a result of allocating Client brokerage, the SEC requires advisers to disclose soft dollar arrangements in Form ADV Part II.

Policy

The Firm engages in soft dollar practices for products and services including, among other things, proprietary research from broker-dealers and research prepared by third parties. Research services may include, among other things, research concerning market, economic and financial data, a particular aspect of economics or on the economy in general, statistical information, data or pricing regarding securities, financial publications, electronic market quotations, performance analytics, analyses concerning specific securities, companies, industries or sectors and market, economic and financial studies and forecasts. Research may be in written or oral form.

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Policies and Procedures

In recognition of commission dollars generated by trades executed by the Firm, the Firm generates credits, which may be used to pay for research provided by such brokers. To the extent the Firm generates such credits, it will be receiving a benefit by reason of the direction of such commissions.

It is the Firm’s policy not to enter into soft dollar arrangements for a product or service that may be used for both research and non-research purposes (i.e., a “mixed-use product or service”). If the Firm were to enter into any such arrangement, that mixed-use product or service would have to be paid for with a combination of hard dollars and soft-dollar credits. If a mixed-use allocation is deemed appropriate, the Research Committee will determine the appropriate allocation of hard and soft dollars based on a good faith estimate of how much a mixed-use product or service will be used for research and non-research purposes, taking into account the Firm’s inherent conflict of interest in determining such allocation, including the benefit that the Firm receives by virtue of such arrangement and any allocation determination. If a mixed-use allocation is not used, such product or service will be paid for with hard dollars only.

Procedures

Request for Soft Dollar Service. A portfolio manager who wishes to receive a research service that can be obtained in a soft dollar arrangement should request the service in an e-mail to the Chief Compliance Officer. The Soft Dollar Administrator contacts the broker to negotiate the arrangement and advises the Chief Compliance Officer when the broker has agreed to provide the product or service.

Monitoring of Arrangement. The Soft Dollar Administrator monitors the amount of soft dollar credits paid to any broker-dealer with which the Firm has a soft dollar arrangement and maintains an updated list of such credits. The Soft Dollar Administrator confers periodically with the Chief Compliance Officer concerning the fulfillment of broker expectations for commission business.

Research Committee. A committee composed of senior management personnel (the “Research Committee”) rates the research provided by brokers. On the basis of these ratings, a list is compiled of brokers considered to be eligible, but not entitled, to receive brokerage commissions. There is no specific correlation between these ratings and the allocations of brokerage for any individual account managed by the Firm.

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Policies and Procedures

Inter-Account Trading

Law

If it is appropriate to purchase a security on behalf of one account while selling on behalf of another, best execution may involve crossing the securities. However, many of the laws and regulations applicable to the Firm and its Clients impose direct prohibitions, or disclosure and/or consent requirements, on transactions between accounts. The following terms used herein are defined as follows:

•	a “principal trade” is a trade between a Client account and a proprietary account.

•	a “proprietary account” is one in which the Firm and/or any of its principals has an ownership interest, or a private fund in which the Firm and/or any of its principals in the aggregate own more than 25% of the outstanding interests.

•	a “cross trade” is a trade between two Client accounts.

Even if a principal trade or a cross trade would be permissible under the Advisers Act, it may either be prohibited or subject to procedural restrictions by additional laws or regulatory requirements applicable to the particular type of Client, as in the case of accounts of employee benefit plans and “plan asset” funds subject to ERISA.

Principal Trades. Section 206(3) of the Advisers Act prohibits the Firm from knowingly effecting, as principal any purchase or sale of a security for a Client without disclosing to the Client the capacity in which the Firm is acting and obtaining the Client’s consent to the trade prior to settlement. The law does not permit prior or blanket consent, such as in a Client agreement.

Cross Trades. The SEC has stated that investment advisers such as the Firm have a fiduciary obligation that includes the duty to obtain best price and execution of Client transactions. If the Firm with full discretionary authority ordered the execution of cross trades on behalf of Clients in disregard of this duty, it would violate Section 206(2) of the Advisers Act which prohibits an adviser from engaging in any transaction, practice or course of business which operates as a fraud or deceit upon any Client. If no commissions are charged by the Firm (or an affiliate) to either Client, the disclosure and consent provisions do not apply, but the cross trades must still comply with the investment objectives of each Client, and any restrictions under applicable laws (see ERISA and Investment Company Act restrictions below).

Employee Benefit Plan Clients. If the Client is an employee benefit plan within the meaning of ERISA, a “plan asset” fund, or another employee benefit plan client for ERISA purposes, such as an individual retirement account, or has elected to be treated as an ERISA Client, the account is also subject to the stricter requirements of ERISA. (Governmental plans are not subject to ERISA but may ask to be treated as if they were subject to the fiduciary responsibility provisions of ERISA.) An adviser generally may not effect principal or cross trades involving an ERISA Client unless an

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Policies and Procedures

exemption is available for the transactions. If the Client is a public employee benefit plan which is not subject to ERISA, state and local laws to which it is subject, as well as plan documents may prohibit or restrict principal or cross trades involving the plan.

Mutual Fund Clients. The Investment Company Act prohibits an affiliated person of a registered investment company (such as the fund’s adviser) from effecting securities transactions as principal with the fund. Cross trades between the mutual fund and other Clients will be permitted as long as the directors of the fund, including a majority of the disinterested directors, have adopted procedures permitting such trades under Rule 17a-7, and the requirements of that rule are met. These include the following:

(i)	The transaction must be consistent with the policies of the fund as set forth in its registration statement and filed reports.

(ii)	Market quotations for the security must be readily available.

(iii)	The transaction must be effected at the independent “current market price” of the security, as defined in the rule

(iv)	The trade must done on a cash payment against prompt delivery basis and no other consideration may be paid.

(v)	No brokerage commission, fee or other remuneration may be paid in connection with the transaction.

Policy

The Firm does not engage in principal trades or cross trades. Because the Firm may not do indirectly what it is prohibited from doing directly, no prior arrangements or agreements may be made with a broker to effect a principal or cross trade. A prohibited transaction is impermissible even when the Client has benefited.

It is possible that independent trades through the same broker, whether done simultaneously or at different times of the day, could appear to be impermissible crosses involving transfers between accounts that would be prohibited or restricted by law or require compliance with the procedures described above. Therefore, it is the policy of the Firm to avoid, where possible, even the appearance of impermissible transfers.

In order to minimize the possibility that the Firm may transact securities between accounts in contravention of applicable laws, and to avoid the appearance that such impermissible transactions might have occurred, the following procedures are to be followed in connection with transactions in opposite directions (i.e., a purchase and a sale) in the same security on the same day:

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Policies and Procedures

Procedures

•	Execution of Opposite Way Transactions. A trader who receives an order for a security that has previously been transacted in the opposite way will call this to the attention of the portfolio manager placing the opposite way trade. The trader may execute the transaction, after allowing a reasonable period of time to elapse, as determined in light of market conditions in the security such as volume and liquidity. Where possible, a different broker from the one used in the first transaction in the security will be selected for the opposite way transaction.

•	Review of Opposite Way Transactions. The Chief Compliance Officer will review daily all transactions in opposite directions in the same security done through the same broker to determine that no indirect or apparent cross or principal trades were effected.

•	Rule 17a-7 Transactions for Fund Clients. Any cross trade involving a Client that is a registered investment company must be conducted in accordance with any policies adopted by such funds under Rule 17a-7 under the Investment Company Act. The Chief Compliance Officer will obtain such policies and procedures from any registered investment company Client at the inception of the relationship.

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Policies and Procedures

Trade Errors and Trade Modifications

Law

The SEC has stated that: “an investment manager has an obligation to place orders correctly for its advised and non-advised accounts. Accordingly, if an investment manager makes an error while placing a trade for an account, then the investment manager, in order to comply with its obligation to its customer, must bear any costs of correcting such trade.”

Errors Subject to the Procedures. Errors may occur in either the investment decision-making or the trading process. Such trade errors include:

•	purchases or sales of securities that the Firm knows or should have known were not legally authorized for a Client’s account;

•	purchases or sales of securities not authorized by the Client’s investment advisory contract or a private fund’s offering documents;

•	failure to place a portfolio manager’s order to purchase or sell securities as intended, such as by transacting in the wrong securities or for the wrong amount, or effecting a buy instead of a sell.

Clerical mistakes that have an impact solely on recordkeeping are not treated as trade errors.

Broker Compensation. The SEC has taken the position that it is inappropriate to compensate brokers with soft dollars (i.e., directed brokerage business) for absorbing trade errors. To the extent that a broker-dealer absorbs losses due to an error caused by the investment adviser, in the SEC’s view, the broker-dealer is providing a benefit to the investment adviser, and not to the Client for whose account the error was made or to any other Clients. Under the Advisers Act, the receipt by the Firm of such a benefit is not protected as a soft dollar service by Section 28(e) and could be deemed a violation of the antifraud provisions of Section 206, as well as the Firm’s fiduciary duty.

Policy

Firm Trade Errors. It is the policy of the Firm that the utmost care is to be taken in making and implementing investment decisions on behalf of Client accounts. To the extent that any trade errors occur, they are to be corrected as soon as possible and reported to the Chief Compliance Officer as set forth in the procedures below. It is the policy of the Firm that trade errors are not to be resolved through soft dollar or other reciprocal arrangements with broker-dealers.

Broker Errors. From time to time brokers may themselves make errors in filling orders placed by the Firm. The Firm may grant a broker’s request to cancel or modify a trade under the following circumstances:

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Policies and Procedures

•	Good Faith Error. The portfolio manager must believe that the broker acted in good faith and made an honest mistake.

•	No Loss to Client. There must be no actual loss or expense charged to the Client.

•	No Reciprocal Arrangements. There must be no reciprocal arrangement with the broker with respect to the trade in question or other trades.

•	Records to be Kept. Adequate records of the trade and its cancellation or modification, indicating “broker error” as the reason for such cancellation or modification, must be made by the portfolio manager and kept by the Chief Compliance Officer to permit review of the decisions taken and the reason therefor.

Procedures

Discovery of Errors. Trade errors must be corrected as soon after discovery as reasonably practical, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question. The portfolio manager who places the trade is responsible for confirming its accurate execution. In addition, the portfolio manager or a member of the portfolio management team will review trade reports daily and call to the attention of the appropriate trader and the Chief Compliance Officer any trades that appear to be erroneous.

Re-allocation of Trades. In the case of a potential trade error that is discovered after execution, but prior to settlement of the trade, the portfolio manager may avert the error by reallocating the trade to other Clients, provided that the trade represents a legitimate investment decision for such Clients. Any such reallocation must be effected in accordance with the Firm’s Policies and Procedures for Allocation of Investment Opportunities and Trades above, and shall not be treated as a trade error. If the trade cannot be reallocated, it must be treated as a trade error.

Post-Settlement Correction. If the error is discovered after settlement, it may be corrected in the following ways:

•	Generally, the transaction or transactions necessary to correct the error should be effected in the market. Any losses suffered by the Client as a result of a trade error caused by the Firm are to be reimbursed by the Firm as soon as practicable. Losses may not be deferred and later netted against any future amounts owed by the Client or any gains that might later be realized by the Client or any other Client in a trade error situation. Any gains realized by a Client account as a result of a trade error caused by the Firm are to remain in the Client’s account. Netting of gains and losses between Clients or in the case of multiple trade errors resulting from more than one investment decision for the same Client is not permissible. Netting of gains and losses is permitted only in the circumstance in which more than one transaction must be effected to correct one or more trade errors made as a result of a single investment decision. Any netting of gains and losses must be approved by the Chief Compliance Officer.

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Policies and Procedures

•	Alternatively, the transaction or transactions may be effected with another account (either a proprietary account, proprietary error account or another Client account) if the following conditions are met: (i) the trade would represent a legitimate investment decision for that account; (ii) the trade can be done without loss or disadvantage to the transferee account (if it is a Client account); (iii) the trade is permissible under the Policies and Procedures on Inter-Account Trading above; and (iv) the trade is approved by the Chief Compliance Officer.

Reporting of Errors to Clients. Trade errors involving a material breach of a Client’s investment policies or restrictions, or restrictions on investment and trading imposed by the law governing the account (including regulations promulgated under such law and, in the case of ERISA Clients, their plan documents) should be reported to the Client. The disclosure required under this paragraph may be included as part of the next routine periodic report sent to the Client, unless the Client specifically directs otherwise. Trade errors other than those involving investment policies or restrictions may be reportable to the Client, on a case-by-case basis, at the discretion of the Chief Compliance Officer or portfolio manager.

Cancellations and Corrections. Any trade ticket that is modified for the purpose of correcting a trade error must be recorded in a daily log of cancellations and modifications and identified as a trade error. The daily log is reviewed and signed by the portfolio manager at the end of the trading day. A copy of the signed log is provided to and maintained by the Chief Compliance Officer. All modifications or cancellations to an order after a trade ticket has been prepared must be noted on the trade ticket (or an attachment), together with the reason therefor.

Trade Error Record. The Chief Compliance Officer must be informed of all trade errors without regard to the dollar amount (including errors discovered and corrected pre-settlement). The Chief Compliance Officer will maintain a record of all trade errors, setting forth the name of the Client, the name of the person responsible for the error, the amount involved, the name of the security involved, the action taken to correct the error and such other information as may be appropriate under the circumstances.

Broker Errors. The following conditions must be met in connection with any cancellation or modification resulting from a broker error:

•	The portfolio manager and the Chief Compliance Officer must initial any trade ticket for the cancellation or modification of the trade to evidence the portfolio manager’s belief that the broker acted in good faith.

•	If the broker is unable to deliver the security at the quoted price, the trade may be cancelled if there has been no adverse market movement which deprived the Client of other investment opportunities in the security. If the Firm did not take advantage of other investment opportunities in the same security, and if the market has moved adversely since the order was placed, the portfolio manager should require the broker to effect the trade at the initially quoted price.

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Policies and Procedures

•	Any such cancellation or modification must be effected no later than the close of business on the next business day after the trade date and must be approved by the Chief Compliance Officer.

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Policies and Procedures

POLICIES AND PROCEDURES

REGULATORY REPORTING

Law

Beneficial Ownership Reports. Section 13(d) of the Exchange Act requires any person, or group of persons acting in concert, who acquire beneficial ownership of more than 5% of a class of an issuer’s equity securities to file a Schedule 13D with the SEC, each national securities exchange on which the securities are listed and the issuer within 10 days of exceeding the 5% ownership level.

The purpose of Section 13(d) is to alert the marketplace to shifts in ownership that may signal a change in control of a public company. For purposes of Section 13(d), an equity security is defined to include (i) any equity security registered under Section 12 of the Exchange Act (this includes securities of all listed companies and certain others with more than 500 shareholders), (ii) any equity security of certain insurance companies, and (iii) any equity security issued by a registered closed-end investment company. Once filed, a Schedule 13D must be amended promptly upon the occurrence of any material change, which includes a change in ownership of 1% or more.

Certain institutional investors, including investment advisers, who have acquired equity securities in the ordinary course of business and not with the purpose or effect of changing or influencing control of the issuer may file a short form report of beneficial ownership on Schedule 13G. This report must be filed within 45 days after the end of the calendar year in which the adviser becomes the beneficial owner of more than 5% of the issuer’s equity securities, within 10 days after the close of any month in which the adviser becomes the beneficial owner of more than 10% of a class of equity securities, or within 10 days after the end of any month in which the adviser’s beneficial ownership increases or decreases by 5% or more of the outstanding securities in the class. The adviser must amend its Schedule 13G annually to reflect changes in the information therein.

Institutional Investment Manager Reports. For each quarter in which the Firm exercises investment discretion with respect to $100 million or more in securities subject to Section 13(f) of the Exchange Act, the Firm is required to file a Form 13F with the SEC. Section 13(f) securities include equity securities traded on a national securities exchange or quoted on Nasdaq and some convertible debt securities (“Section 13(f) Securities”). The obligation to file a Form 13F arises at the end of the first calendar year in which the Firm exercises discretion over Section 13(f) Securities with a market value of at least $100 million as determined at the end of any month during the preceding year and continues as long as the Firm has such discretion.

All Section 13(f) Securities over which the Firm has investment discretion are required to be reported on Form 13F, subject to certain exceptions. For these purposes, any position that both

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Policies and Procedures

is fewer than 10,000 shares and less than $200,000 in market value may be omitted. In addition, any positions with respect to which the Firm does not exercise investment discretion may be omitted. This includes, for example, any securities held in a Client’s account, but which the Client has directed may not be sold.

Insider Ownership Reports. Section 16 of the Exchange Act imposes reporting requirements on directors, officers and shareholders that own more than 10% of a public company with regard to their transactions in the equity securities of that company. The purpose of this provision is to alert the marketplace to the trading activity of corporate insiders, who by virtue of their positions, may be expected to have knowledge of the company’s business and operations. Any person who becomes subject to Section 16 must file a Form 3 with the SEC within 10 days. Thereafter any transactions by that person in the issuer’s securities must be reported on Form 4 by 10:00 p.m. on the second business day after the transaction. Such person must file a Form 5 within 45 days after the end of the issuer’s fiscal year to report exempt transactions and any previously unreported transactions in the issuer’s securities.

There is an exemption from the reporting requirement for advisers who acquire the threshold amount of securities in a fiduciary capacity, in the ordinary course of business and not with the purpose or effect of changing or influencing control of the issuer.

Policy

The Firm will comply with the filing requirements of Section 13(d) and Section 13(f) of the Exchange Act.

With regard to Section 16 of the Securities Act, the Firm does not anticipate acquiring more than 10% of the securities of any public company, and would only do so in a fiduciary capacity in the ordinary course of business and without the intention of changing or influencing control of the issuer. Accordingly, the Firm does not anticipate filing Forms 3, 4 or 5. Filings of these forms with respect to any directorships of public companies held by Firm Employees are the responsibilities of such Employees.

Procedures

Responsibility. The Chief Compliance Officer is responsible for monitoring compliance with and making any of the regulatory filings described in this section with the SEC in a timely manner. All such filings must be made electronically using the SEC’s EDGAR electronic filing system.

Schedule 13D and 13G. Operations Management monitors the Firm’s trading to determine whether any Schedule 13D or 13G filing is required. If a filing is required, the Operations Officer will prepare and file Schedule 13G through the SEC’s EDGAR electronic filing system within the required timeframes described above. The Firm does not anticipate the filing of any Schedule 13Ds, and anticipates rarely, if ever, filing any Schedule 13Gs.

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Policies and Procedures

Form 13F. Operations Management monitors the Firm’s holdings each quarter and prepares any required Form 13F filings. In preparing the filing, the Operations Manager consults the SEC’s Official List of Section 13(f) Securities (and any updates thereto since the previous publication of the full list). The market values of such securities at the close of business on the last trading day of the quarter for which the Form 13F is prepared are determined in accordance with the Firm’s valuation policy.

The Chief Compliance Officer reviews Form 13F and causes it to be filed through the SEC’s EDGAR electronic filing system within 45 days after the end of the calendar quarter for which the filing is made.

Form 13F - Sub-advised Mutual Funds. With respect to sub-advised mutual funds, the Operations Manager coordinates with the Compliance Department of the primary adviser to determine whether the Firm or the primary adviser will report the fund’s Form 13F securities.

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Policies and Procedures

POLICIES AND PROCEDURES

RECORDKEEPING

Law

Section 204 and Rule 204-2 under the Advisers Act impose various requirements on the Firm for the creation and maintenance of records.

Time Periods for Record Retention. Generally, records related to the Firm’s business must be maintained and preserved in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record or during which the Firm last published or otherwise disseminated the regulated information. During the first two years, such records are to be maintained in an office of the Firm. Certain of the Firm’s own corporate documents must be maintained at the principal office of the Firm and preserved until at least three years after dissolution of the Firm.

ERISA Requirements. If the Firm advises a private fund that holds “plan assets,” the Firm may file an audited financial report for the fund with the Department of Labor. In that event, the Firm must retain records sufficient to permit verification of the accuracy of each filing for at least six years after the filing date. In addition, in some cases the Firm may be contractually required to retain records related to other ERISA reporting requirements. If the Firm relies on one or more administrative class exemptions from ERISA’s prohibited transaction rules, such exemptions often require the person relying on the exemption to maintain records sufficient to demonstrate compliance for a period of six years from the date of the transaction. Governmental plans may also be subject to special rules imposed under state or local law.

Electronic Records. If records are stored electronically, the record is deemed to be maintained “at an appropriate office of the adviser,” as long as the Firm has immediate access to a record on a computer located in its own office. If records are stored electronically or on film:

•	The records must be arranged and indexed so as to permit the prompt location of any particular records;

•	Printouts of records or copies of the computer tape or disk must be available to SEC examiners upon request;

•	A duplicate of the computer storage medium must be stored separately from the original; and

•	Procedures for the maintenance and preservation of and access to records must be implemented to safeguard the records from loss, alteration or destruction.

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Policies and Procedures

Policy

It is the policy of the Firm to comply fully with the detailed requirements under the Advisers Act for the preparation and retention of records related to its advisory business. In addition, it is Firm policy to prepare and retain other records that facilitate the conduct of its advisory business or the demonstration of compliance with best industry practices.

E-mail Monitoring/Retention. The Firm retains all incoming and outgoing e-mail of its Employees that contain required records, as set forth below, but may screen and regularly delete e-mails that do not contain such records (e.g., spam or personal e-mails). The Firm uses a third party vendor to capture and store all records in e-mail form. Such service permits segregating e-mail records according to sender, recipient and other search data, allows searching e-mail data according to certain key words and provides access to attachments.

Employees may not use outside e-mail accounts for any business purpose unless the Firm is given access to the account. Additionally, if a business related e-mail is sent to (or from) an Employee’s personal account, the e-mail must be forwarded to the Employee’s Firm e-mail account immediately.

Procedures

The chart below sets forth records required to be maintained under the federal securities laws, the required retention periods and the Employees at the Firm responsible for creating and maintaining the records. The retention period of five years runs from the end of the fiscal year in which the record last had an entry made, or was last used. References to “Department” below do not necessarily refer to a formally designated department.

Certain recordkeeping obligations have been outsourced to iX Partners. Although these obligations have been outsourced to iX Partners, the Firm is ultimately responsible for maintaining the required records. The Director of Client Administration oversees the activities of iX Partners to confirm compliance with regulatory requirements.

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Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records
1. Corporate books and records. [Advisers Act Rule 204-2(e)(2)] a. Articles of Incorporation b. By-Laws c. Minute Books d. Stock Certificate Books	Life of entity + 3 years	Chief Compliance Officer	Chief Compliance Officer

2. Organizational chart, personnel directory and description of the functions and duties of each department and staff. [Best Practices]	5 years	Chief Compliance Officer	Chief Compliance Officer

3.      Written policies and procedures, including

a.      Compliance Policies and Procedures under Rule 206(4)-7

b.      Previously in effect insider trading policies and procedures

c.      Previously in effect privacy policies and procedures

d.      Previously in effect proxy voting policies and procedures. [Best Practices and Advisers Act Rule 206(4)-7].

	5 years	Chief Compliance Officer	Chief Compliance Officer

4.      Records of personal securities transactions in which the Firm or its Employees (including Access Persons) have direct or indirect beneficial ownership or interest.

a.      initial and annual holdings reports and quarterly transaction reports;

b.      a record of the names of persons who are or were in the past five years Access Persons of the Firm;

c.      records of any decisions to approve the acquisition by an Access Person of any shares in an initial public offering or a limited offering. [(Advisers Act Rule 204A-1]

	5 years	Chief Compliance Officer	Chief Compliance Officer

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Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records
5. Documents evidencing registration status of the Firm with the SEC. [Best Practices]	Life of entity + 3 years	Chief Compliance Officer	Chief Compliance Officer

6. Form ADV, and any amendments to Form ADV, as filed with the SEC and the IARD. [Advisers Act Rule 204-2(a)(14)]	Life of entity + 3 years	Chief Compliance Officer	Chief Compliance Officer

7. Notices or other communications made to states, as applicable. [Best Practices]	Life of entity + 3 years	Chief Compliance Officer	Chief Compliance Officer

8.      Copy of each composite Part II of Form ADV (or separate disclosure document or brochure) delivered to Clients and prospective Clients or offered to be delivered to Clients, record of the dates on which it was offered to Clients, copies of all requests sent by Clients to receive Part II of Form ADV, and records of transmittal to those Clients who requested it. [Advisers Act Rule 204-2(a)(14)]

	5 years	Chief Compliance Officer	Chief Compliance Officer

9.      Copies of contracts and related documents.

a.      Investment management agreements.

b.      Any other documents reflecting the granting to the Firm power of attorney or discretionary authority. [Advisers Act Rule 204-2(a)(9)]

c.      Solicitation Agreements. [Advisers Act Rule 206(4)-3]

d.      Any other contracts relating to the business of the Firm. [Advisers Act Rule 204-2(a)(10)]

	5 years	Chief Compliance Officer	Chief Compliance Officer

10.    Copies of all notices, circulars, advertisements, newspaper articles, investment letters, bulletins or other communications circulated to ten or more persons and supporting documentation for recommendations therein for the purchase or sale of specific securities. [Advisers Act Rule 204-2(a)(11)]

	5 years	Marketing and/or Marketing Support	Chief Compliance Officer

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Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records

11.    All accounts, books, internal working papers, and any other records or documents that are necessary to demonstrate the calculation of any performance or rate of return figures presented in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes to ten or more persons. [Advisers Act Rule 204- 2(a)(16)]

	5 years from the end of the fiscal year during which the information was last published	Performance Group	Performance Group

12.    Documents relating to third-party solicitors.

a.      Cash solicitation agreements with third-party solicitors.

b.      Disclosure statements of third-party solicitors.

c.      Written acknowledgments of receipt obtained from Clients.

d.      List of third-party solicitors with whom the Firm has contracted.

e.      List of accounts obtained by each third-party solicitor. [Advisers Act Rule 204-2(a)(15)]

	5 years	Chief Compliance Officer	Chief Compliance Officer

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Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records

13.    Financial books and records.

a.      Cash receipts and disbursements journal. [Advisers Act Rule 204-2(a)(1)]

b.      General and auxiliary ledgers. [Advisers Act Rule 204-2(a)(2)]

c.      Check books, bank statements, cancelled checks and cash reconciliations. [Advisers Act Rule 204-2(a)(4)]

d.      All bills or statements relating to the Firm’s business. [Advisers Act Rule 204- 2(a)(5)]

e.      All trial balances, financial statements, and internal audit workpapers relating to the business of the Firm. [Advisers Act Rule 204-2(a)(6)]

f.       List of and documentation of loans to the Firm, including loans from Clients (if any), indicating the terms, amounts, dates of such loans and current balance. [Advisers Act Rule 206(4)-4 and Best Practices]

	5 years	Accounting	Accounting

14.    Portfolio management and trading records, including:

a.      Memoranda of each order given by the Firm for the purchase or sale of any security, or any instruction received by the Firm from Clients concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. Such memoranda should indicate (1) the terms and conditions of the order, instruction, modification or cancellation; (2) the portfolio manager who recommended the transaction; (3) the person who placed such order; (4) the account for which the order was placed; (5) the date of entry; (6) the bank or broker-dealer through which the order was entered and executed; and (7) whether the order was entered pursuant to discretionary authority. [Advisers Act Rule 204-2(a)(3)]

	5 years	Traders/Trading Assistants	Operations and iX Partners

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Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records

b.      Originals of all written communications received and copies of all written communications sent by the Firm relating to (1) any recommendation made or proposed to be made and any advice given or proposed to be given; (2) any receipt, disbursement or delivery of funds or securities; or (3) the placing or execution of any order to purchase or sell any security such as custodian statements, confirmations, statements sent to Clients and Client correspondence. [Advisers Act Rule 204-2(a)(7)]

	5 years	Marketing Personnel	Marketing Personnel

c. Records showing separately for each Client the securities purchased and sold, and the date, amount and price of each such purchase and sale. [Advisers Act Rule 204-2(c)(1)]	5 years	iX Partners	iX Partners

d.      For each security in which a Client holds a position, information from which the Firm can promptly furnish the Client names and the number of shares they hold in such security. [Advisers Act Rule 204-2(c)(2)]

	5 years	iX Partners	iX Partners

15. List or other record of all accounts in which the Firm is vested with any discretionary power with respect to the funds, securities or transactions of any Client. [Advisers Act Rule 204-2(a)(8)]	5 years	iX Partners	iX Partners

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Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records
16. File of Client complaints. [Best Practices]	5 years	Chief Compliance Officer	Chief Compliance Officer

17.    Records in connection with custody or possession of Client funds or securities, as applicable, including: [Advisers Act Rule 204-2(b)]

a.      Copies of custody agreements.

b.      List of all custodians and depositories to be used for Clients’ funds and securities, if applicable.

c.      Records reflecting all purchases, sales, receipts and deliveries of securities and all debits and credits to such accounts.

d.      Separate ledger account for each Client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits.

e.      Copies of confirmations of all transactions effected by or for such Clients.

f.       Record for each security in which any Client may have a position reflecting the name of the Client, the amount of his interest and the location of the security.

	5 years	N/A	N/A

18. Copies of Exchange Act Ownership Reports. a. Schedules 13G and 13D, Forms 13F.. b. Forms 3, 4 and 5.	Life of entity + 3 years	Operations Officer	Operations Management

19. A copy of each annual privacy notice delivered to Clients and a record of the date on which it was delivered. [Regulation SP]	5 years	N/A	N/A

20.    Documents related to the maintenance and implementation of compliance policies and procedures in this Manual, including:

a.      A copy of the Firm’s policies and procedures, and

b.      Any records documenting the Firm’s annual review of those policies and procedures. [Advisers Act Rules 206(4)-7 and 204-2(a)(17)]

	5 years	Chief Compliance Officer	Chief Compliance Officer

9-8

Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records

21.    Documents related to the maintenance and implementation of a Code of Ethics, including:

a.      A copy of the Firm’s Code that is in effect, or at any time within the past five years was in effect;

b.      A record of any violation of the Code, and of any action taken as a result of the violation; and

c.      A record of all written acknowledgments of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person of the Firm. [Advisers Act Rule 204-2(a)(12)]

	5 years	Chief Compliance Officer	Chief Compliance Officer

22.    Records related to proxy voting, including:

a.      Copies of proxy voting policies and procedures;

b.      Copies or records of each proxy statement received with respect to the securities of Clients for whom the Firm exercises voting authority (the Firm may rely on EDGAR as repository of proxy statements filed there);

c.      A record of each vote cast;

d.      Records pertaining to the Firm’s decision on the vote;

e.      A record of each written Client request for proxy voting information; and

f.       Copies of all written responses by the Firm to written or oral Client requests for proxy voting information. [Advisers Act Rule 206(4)-6]

	5 years	Proxy Coordinator and Administrator	Proxy Coordinator and Administrator

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Policies and Procedures

Required Documents	Period of Retention	Person or Department Responsible for Creation of Records	Person or Department Responsible for Maintenance of Records

23.    Compliance records under this Manual, including, for example:

a.      Memoranda, if any, of investigations of potential insider trading; and

b.      Memoranda, if any, of investment opportunities, IPOs or private placements for which approval was sought under Code of Ethics.

	5 years	Chief Compliance Officer	Chief Compliance Officer

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Policies and Procedures

POLICIES AND PROCEDURES

ADMINISTRATION

Supervisory Structure and Organization Chart

Law

Under the Advisers Act, it is incumbent upon advisers to adopt and maintain a system of procedures and supervision reasonably designed to detect and prevent violations of the federal securities laws. Such a system, if reasonably designed and implemented, can serve as a defense to protect the Firm, its principals and other Employee supervisors against regulatory action for failure to supervise if an Employee commits a violation of the securities laws or regulations.

Policy

The Board of Directors has responsibility for assigning supervisory responsibility at the senior management level. Below that level, department heads assign and delegate responsibilities to their subordinates.

Procedures

Supervisory System. Day to day management of the Firm is vested in its executive officers. Attached as Appendix 10 is an internal organizational chart of the Firm, including its directors, executive officers, department heads and portfolio managers. The Firm allocates responsibilities for various direct and supervisory functions related to its business as an investment adviser and assigns responsibility to supervisors to review Employee activities under their supervision on a regular basis.

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Policies and Procedures

Employees

Law

Section 203(e) of the Advisers Act provides that the SEC may impose restrictions on the Firm if it is or becomes associated with any person who has been convicted of certain criminal violations or is subject to certain other disqualifications.

Similarly, ERISA prohibits the management of employee benefit plan assets by employees who have been convicted of certain criminal violations or enjoined from the securities and related industries.

Policy

New Employees. The Firm will not knowingly hire or become associated with any person who may be ineligible to be associated with a registered investment adviser or to manage ERISA Client accounts. Such persons would include, for example, those convicted of certain criminal violations or those enjoined from employment in the securities industry. With any prospective Employee, the Firm will seek background information from the applicant and other materials as are appropriate under the circumstances. An Investment Adviser Employee Questionnaire designed to elicit such information is included as Appendix 8. This Questionnaire must be completed by each Employee of the Firm upon employment.

Duty to Update. All Employees are required to notify Human Resources of any changes in their personal information at least annually and more frequently depending on the change (e.g., changes in address require prompt notification). Each Employee is obligated to notify the Chief Compliance Officer promptly if there is any change in the Employee’s disciplinary, qualification, licensing or other employment status.

Procedures

New Employees – Disqualification. The Human Resources Director is responsible for conducting background checks to confirm that any prospective Employee is not subject to any disqualification, including, as applicable, checks of the central registration depository and administrative proceedings or other enforcement actions reported on the SEC and NASD websites.

Duty to Update. On an annual basis, the Chief Compliance Officer will provide the Investment Adviser Employee Questionnaire to each Employee for review and, where applicable, amendments.

10-2

Policies and Procedures

Custody

Law

Investment advisers with custody or possession of Client funds or securities are subject to the requirements of Rule 206(4)-2 under the Advisers Act. That rule requires, among other things, that:

•	Client funds and securities be maintained by a “qualified custodian” in a separate account for each Client under that Client’s name or in accounts that contain only Clients’ funds and securities, under the adviser’s name as agent or trustee for the Clients;

•	The adviser gives Clients notice in writing of the name and address of the qualified custodian(s) used and the manner in which the assets are maintained, promptly upon the opening of the account and following any change in the information;

•	The adviser either provides, or have a reasonable belief that the custodian is providing, Clients with certain quarterly reports described more fully below; and

•	If the adviser itself provides the statement, all assets in the adviser’s custody must be verified at least annually by a “surprise audit” conducted by an independent public accountant.

Definition of Custody. The term “custody” is defined as “holding, directly or indirectly, Client funds or securities, or having any authority to obtain possession of them . . . .” It includes specifically:

•	Actual possession of Client funds or securities unless they are received inadvertently and returned to the sender within three business days of receiving them. If a Client mistakenly writes a check payable to the adviser, the adviser has three business days within which to return it and have it correctly made out to the custodian. Possession of checks drawn by Clients but payable to third parties is not deemed custody at all, so that if the adviser receives a check drawn to a custodian, it may forward it without itself being deemed to have custody of the funds.

•	Any arrangement (including a general power of attorney) under which the adviser is authorized or permitted to withdraw Client funds or securities maintained with a custodian upon the adviser’s instruction. Thus, arrangements under which the adviser is authorized to deduct fees from Client accounts are deemed to result in the adviser having custody. Advisers who are deemed to have custody solely by virtue of deducting fees from Client accounts do not have to answer affirmatively to the question on Form ADV about whether they have custody, however.

•	Any capacity (including, for example, trustee of a trust, general partner to a limited partnership, managing member of a limited liability company) that gives the adviser or

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Policies and Procedures

any individual who is a supervised person of the adviser legal ownership of or access to Client funds or securities. The SEC does not view the adviser to have custody of the funds or securities of an estate, conservatorship or trust if the supervised person has been appointed as executor, conservator or trustee as a result of a family or personal relationship with the decedent, beneficiary or grantor (and not as a result of employment with the adviser).

•	Exceptions: Holdings of uncertificated securities acquired directly from the issuer in private transactions are excepted from the requirements that assets be maintained with qualified custodians and notice requirements. For securities to be eligible for this exception, ownership of the securities must be recorded only on the books of the issuer, and they must be transferable only with consent of the issuer.

Account Statements and Surprise Audit. If the adviser has custody of Client funds, it must either provide, or have a reasonable belief that the custodian is providing, Clients with a quarterly statement showing the amount of funds and of each security in the Client’s account at the end of the period and setting forth all transactions in the account during that period. For pooled accounts or funds, the statement to investors should show a statement of the transactions and holdings of the pool or fund, not just a statement of the investor’s holdings in the shares of the pool or fund. If the adviser itself provides the statement, an independent public accountant must verify all funds and securities at least once during the calendar year at a time chosen by the accountant and without prior notice to the Firm, and file Form ADV-E with the SEC.

Audited Financial Statement Alternative. Private fund managers may avoid quarterly reporting of all positions held and transactions and surprise audits if the funds are subject to audit at least annually and distribute audited financial statements prepared in accordance with generally accepted accounting principles to all limited partners, members or other beneficial owners within 120 days of the end of the fiscal year for private funds and 180 days of the end of the fiscal year for funds of funds.

ERISA Considerations. ERISA plan assets must be held in trust, with certain limited exceptions. ERISA does not preclude the holding of securities in nominee name with a custodial bank, insurance company, registered broker-dealer, or clearing agency provided that the trustee remains the beneficial owner of the securities. ERISA also requires that the “indicia of ownership” of any plan assets (including assets of private funds that hold “plan assets”) be held within the jurisdiction of the U.S. federal courts. However, Department of Labor regulations permit the holding of certain foreign securities and currency outside of the United States, provided that they are held under the management or control of a qualified fiduciary, or in the physical possession or control of a qualifying financial institution that is a U.S. domestic entity whose principal place of business is in the United States. ERISA also requires that any person who “handles” assets of a plan to be bonded.

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Policies and Procedures

Policy

It is the general policy of the Firm not to accept physical custody of Client funds or securities. Because of the deduction of fees from private fund accounts, and because the Firm acts as general partner or managing member or in a similar management capacity to private funds, the Firm is deemed to have custody of Client funds for such accounts.

Qualified Custodian and Notice. For private funds, the Firm will maintain custody of Client funds or securities (other than uncertificated securities acquired directly from the issuer in private placements) with broker-dealers, banks, certain foreign banks or other similar “qualified custodians.” The Firm will give Clients notice in writing of the name and address of the qualified custodian(s) used and the manner in which the assets are maintained, promptly upon the opening of the account and after any change in the information. This may be accomplished by disclosure in the fund’s private placement memorandum and/or subscription documents.

Account Statements. It is Firm policy to provide audited financial statements of all private funds to investors within 120 days of the end of the fiscal year to satisfy its reporting requirement, but to initiate direct reporting to investors in commingled funds in any year in which such deadline is not met.

Trusteeships. Employees of the Firm generally are not permitted to serve as trustees of Client assets. Any requests to serve in such capacity must be approved by the Chief Compliance Officer.

Procedures

Custodial Account. Prior to commencing trading for a private fund, the Director of Client Administration will establish a custodial account with one or more qualified custodians. Upon receipt of notification from the custodian that the account has been opened, the Director of Client Administration will notify the portfolio manager that trading may be commenced. All transactions on behalf of such fund will be effected through such custodial account.

Notice to Private Fund Clients/Investors. The name and address of the qualified custodian and the manner in which a Client’s assets will be held will be disclosed to private fund Clients in the offering documents.

No Assets Transferred to the Firm. The offering documents for each private fund instruct investors that all assets placed under the Firm’s management must be transferred directly to the qualified custodian, and that checks or wires of funds should be payable to the qualified custodian in the name of the fund and not to the Firm. The Accounting Department is responsible for the immediate return of checks or other instruments made out in the name of the Firm, and in no event more than three business days after receipt, with instructions that they be corrected to be payable to the qualified custodian.

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Policies and Procedures

Payment of Fees. Clients are either billed directly for fees or, pursuant to their authorization, fees are deducted from their accounts at the qualified custodian and paid to the Firm.

Account Statements. Separately managed accounts generally are in custody at banks, which provide statements at least quarterly. For private funds, the Chief Compliance Officer monitors to determine that financial statements are delivered to investors within 120 days to make sure they meet the audited financial statement delivery alternative.

Notice. The Chief Compliance Officer will review the Firm’s advisory agreements, special notifications and any offering documents to make sure they provide required notice to Clients and/or investors of custodial arrangements.

Fidelity Bond. The Operations Manager (i) will confirm that each ERISA Client, or other Client, that requires bond coverage, has agreed to cover the Firm under its own fidelity bond or (ii) will obtain a bond to cover the Firm. The Operations Manager maintains a report of all accounts requiring a bond.

10-6

Policies and Procedures

New Issues

Law

NASD Rule 2790 prohibits the sale of equity securities in an initial public offering to accounts in which certain categories of purchasers (“restricted persons”) have a beneficial interest. Restricted persons include broker-dealers, broker-dealer personnel, portfolio managers, owners of broker-dealers, and certain other classes of persons. By restricting the persons who may benefit from a purchase of securities in initial public offerings, this rule is intended to prevent discriminatory or preferential practices in the distribution of securities.

NASD members offering securities in an initial public offering are required to obtain a representation from the beneficial owners of an account that the account is eligible to purchase new issues. An account may be eligible if it is not beneficially owned by restricted persons or if it is exempt from the prohibition of the rule.

Rule 2790 contains a “de minimis” exemption, allowing an account that is beneficially owned in part by restricted persons to purchase new issues if the beneficial interests of such persons do not exceed 10% of such account. The NASD allows firms to adopt varying methods for segregating the interests of restricted persons.

Policy

If the Firm purchases securities in an initial public offering on behalf of its Clients, it must make a representation to the broker-dealer offering the securities that the beneficial owners of the Clients’ accounts are eligible to purchase new issues under NASD Rule 2790. It is the Firm’s policy to obtain information from its managed account Clients and from all investors in the private funds it manages at the time of account opening and as appropriate to the Client thereafter regarding whether such Clients and investors are restricted persons as defined in Rule 2790.

With respect to managed accounts that are restricted persons, it is the Firm’s policy to prohibit such accounts from purchasing new issues. With respect to private funds managed by the Firm, it is the Firm’s policy to permit such accounts to purchase new issues and rely on the de minimis exemption with respect to any investors that are restricted persons. Investors in private funds who are restricted persons are allocated no more than 10% of the profits or losses attributable to such new issues, with the remaining profits or losses allocated to all other investors in such fund.

Procedures

Restricted Person Status. As part of the account opening process, the Chief Compliance Officer will determine whether any managed account Client or private fund investor is a restricted person. The Chief Compliance Officer will prepare a log of such restricted persons and distribute the log to the portfolio managers and the Accounting Department.

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Policies and Procedures

Restricted Person Annual Certification. If deemed appropriate to the particular Client, the Chief Compliance Officer will obtain a certification from each managed account Client and each investor in the private funds managed by the Firm regarding whether such Client or investor is a restricted person as defined in Rule 2790. If the status of any Client or investor has changed, the Chief Compliance Officer will update the restricted person log and distribute it to the portfolio managers and the Accounting Department.

Allocation of New Issues – Managed Accounts. If a managed account has represented that it is a restricted person, it will not be permitted to purchase new issues. The Account Administrator is responsible for ensuring that no new issues are traded on behalf of or allocated to such account.

Allocation of New Issues – Private Funds. If any investors in a private fund have represented that they are restricted persons and the private fund purchases a new issue, the Accounting Department will separately track the profit and loss attributable to such investment. On a monthly basis, the Accounting Department will allocate such profit or loss to the investors that are restricted persons in an amount equal to the lesser of (i) their pro rata percentage interest in the fund, or (ii) 10%.

10-8

Policies and Procedures

Privacy

Law

The Gramm-Leach-Bliley Act (“GLBA”) requires all “financial institutions,” defined to include investment advisers, investment companies and broker-dealers, to establish procedures and systems to assure privacy of customer personal and financial information. The privacy requirements set forth herein apply only to individual, non-entity Clients, including U.S. individuals who invest in private funds.

Protected Information. GLBA requires that a financial institution respect the privacy of its customers and protect the security of “non-public personal information,” defined as personally identifiable financial information provided by a customer, obtained as a result of a transaction with a customer or obtained otherwise. Regulation S-P, adopted by the SEC to implement the privacy provisions of GLBA, treats any personally identifiable information as “financial” if the financial institution received the information in connection with providing a financial product or service to a consumer. Thus, any information provided by U.S. individual Clients with managed accounts or investors in private funds to the Firm in connection with the investment advisory relationship should be considered subject to these privacy requirements. In addition, information created in the course of the relationship, such as account balances and securities positions or transactions, is subject to privacy protection.

Initial and Annual Notices. Regulation S-P requires advisers to provide notice to “customers” about the institution’s privacy policies and practices. The initial notice must be provided to an individual when the “customer relationship” is established. An annual notice (which should be identical to the initial notice unless such notice has been subsequently revised) must be given once in each twelve-month period.

Content of Notices. Both the initial and annual notices must set forth, among other things, a general description of the Firm’s policies and procedures to protect customers’ non-public information; categories of non-public personal information, if any, that are disclosed; and categories of affiliates or non-affiliated third parties, if any, that may receive the information.

Policy

It is the Firm’s policy to keep all Client information strictly confidential and not to disclose any such information to non-affiliated third parties, except as set forth in the Firm’s Privacy Notice.

Procedures

Delivery of Initial Privacy Notice. The Director of Client Administration is responsible for delivering the initial Privacy Notice to individual Clients and private fund investors in the U.S. at the time an account is opened. For individual U.S. investors in a private fund, the Firm’s and/or the fund’s initial Privacy Notice is included in the subscription documents (or separately delivered by the fund administrator). (See Appendix 11 for a copy of the Firm’s Privacy Notice.)

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Policies and Procedures

Delivery of Annual Privacy Notice. The Chief Compliance Officer will confirm that the annual Privacy Notice is mailed to all individual Clients and private fund investors in the U.S. Normally the Privacy Notice will be mailed together with the annual offer of Form ADV, Part II.

Record Retention. The Chief Compliance Officer is responsible for maintaining the Firm’s Privacy Notice and updating the notice in light of any changes. The Chief Compliance Officer will retain evidence that the initial and annual Privacy Notice was delivered to individual U.S. Clients (and U.S. investors in private funds), and will retain copies of the letters regarding the delivery of the annual Privacy Notice.

Safeguarding Client Information. The Firm, and private funds managed by the Firm, maintain safeguards that comply with federal standards to protect Client and investor information, restrict access to the personal and account information of Clients to those Employees who need to know that information in the course of their job responsibilities and require that third parties with which the Firm or any private funds share investor information must agree to follow appropriate standards of security and confidentiality.

Physical Facilities. The Firm’s physical office space is secure and accessible only by authorized personnel who have keys and/or electronic access cards.

Training. To assist Employees in understanding their obligations with respect to non-public personal financial information of U.S. individual investors, the Chief Compliance Officer will:

•	Inform Employees regarding the Firm’s confidentiality and security standards for handling Client information by giving them a copy of this Manual.

•	Instruct Employees to take basic steps to maintain the security, confidentiality and integrity of Client information, including:

•	not leaving files, notes or correspondence in the open;

•	changing passwords periodically, and not posting passwords near computers;

•	conversing behind closed doors and not in the presence of any persons not authorized to hear or receive such information;

•	avoiding the use of speaker phones and discussions in hallways, elevators, and any public places; and

•	recognizing any fraudulent attempt to obtain Client information and reporting it to appropriate management personnel.

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Policies and Procedures

•	Limit access to Client information to Employees who have a business reason for seeing it.

•	Keep access to computer files containing Client information restricted by password.

•	Inform Employees not to leave open files that hold Client information on the computer while they are not at their desk.

•	Keep back-up computer files locked at alternate sites allowing access only by authorized persons.

•	Oversee service providers, including but not limited to iX Partners, by taking reasonable steps to select and retain service providers that are capable of maintaining appropriate safeguards and requiring service providers to agree contractually to implement and maintain such safeguards.

•	Evaluate and adjust the information security program in light of results of testing and monitoring, any material changes to the Firm’s operations or business arrangements or any other circumstances that would impact the Firm’s information security program.

•	Impose disciplinary measures for any breaches.

Outside service providers, including iX Partners and the Firm’s attorneys, auditors and administrators, may be given access to non-public personal financial information concerning U.S. individual Clients (including private fund investors) in connection with the provision of services to the Firm and its Clients. It is the Firm’s reasonable belief that such service providers are capable of maintaining and have in place appropriate safeguards to protect customer information.

Information Systems. iX Partners will maintain the security of the Firm’s information systems by:

•	Storing electronic Client or investor information on a secure server that is accessible only with a password and is kept in a physically secure area.

•	Maintaining secure backup media and keeping archived data secure by storing it off-line or in a physically secure area.

•	Providing for secure data transmission when the Firm collects or transmits Client or investor information.

•	Disposing, when necessary and permissible, of Client information in a secure manner by:

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Policies and Procedures

•	Supervising the disposal of records containing non-public personal information;

•	Erasing all data when disposing of computers, diskettes, magnetic tapes, hard drives or any other electronic media that contain Client or investor information;

•	Effectively destroying obsolete or replaced hardware; and

•	Promptly disposing of outdated Client or investor information.

•	Using appropriate oversight to detect the improper disclosure or theft of Client or investor information.

Managing System Failures. To prevent attacks, intrusions or other system failures, iX Partners personnel will:

•	Maintain up-to-date and appropriate programs and controls by:

•	Addressing any breaches of physical, administrative or technical safeguards;

•	Checking with software vendors regularly to obtain and install patches that resolve software vulnerabilities;

•	Using anti-virus software that updates automatically; and

•	Maintaining up-to-date firewalls, particularly for broadband Internet access.

•	Take steps to preserve the security, confidentiality and integrity of Client and investor information in the event of a computer or other technological failure by backing-up all Client and investor data regularly.

•	Maintain systems and procedures in order to limit access to non-public Client and investor information only to legitimate and valid users.

•	Notify Clients and investors promptly if their non-public personal information is subject to loss, damage or unauthorized access.

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Policies and Procedures

Valuation

Law

The SEC has stated that assets for which market quotations are readily available are to be valued at their market value and securities and other assets for which such quotations are not readily available are to be valued in good faith at their fair value.

As a fiduciary, the Firm has an obligation to value assets in separately managed accounts and assets of private funds in accordance with these principles. The Firm calculates fees charged to Clients and performance that it uses in presentations to Clients and prospects based on the values of assets in Client accounts. Any misvaluation of assets could result in overcharges of fees to Clients and overstatement of performance figures, either of which could be found to be in violation of the antifraud provisions of the Advisers Act. The SEC has brought numerous cases against advisers for such violations.

Policy

The Firm and, in the case of the private funds, the custodian, calculate the net asset value of the assets in Client accounts and in the funds for fee calculation, sale, redemption and other purposes on valuation dates, which are the last business day of each month.

It is the general policy of the Firm that securities for which market quotations are readily available be valued at their market value and that other securities be valued in good faith at their fair value.

Procedures

Valuation Methodology. In valuing financial instruments, the following general principles apply:

•	Financial instruments listed or traded on any recognized foreign or U.S. organized securities exchange shall be valued at the closing price on the relevant valuation date on the principal exchange on which such financial instrument is traded during the regular trading session.

•	If no settlement price or trade price of such financial instrument was reported on the applicable date, the market value shall be the most recent quoted average bid and ask prices on that day.

•	The market value of any financial instrument quoted on any over-the-counter market quotation system, such as Nasdaq, providing last reported trade price data shall be determined in the manner stated above or with reference to the most recent quoted average bid and ask prices provided by one or more principal market makers unless, in

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Policies and Procedures

the opinion of the Firm the value so obtained does not fairly indicate the market value of the financial instrument, in which case the Firm will endeavor to determine the fair market value of such financial instrument taking into account, inter alia, the values obtained from one or more reputable brokers, and/or any other relevant sources of market information which may be available.

•	Other financial instruments and assets and liabilities for which market quotations are not readily available will be valued as determined in good faith by the Firm in accordance with the procedures adopted and implemented by the Firm.

Notwithstanding the provisions set forth herein, the Firm may adjust the valuation of any financial instrument or permit some other method of valuation to be used if, taking into account the currency, applicable rate of interest, maturity, marketability or such other considerations as it deems relevant, it considers that such adjustment is required to reflect more fairly the value thereof. Cash, deposits and similar investments together with all accrued interest thereon to the end of the relevant valuation date shall be valued at face value.

Pricing Services. The Firm utilizes certain pricing services to obtain prices for securities owned in Clients’ accounts. iX Partners gathers and downloads such information into the Firm’s Eagle Pace Portfolio Accounting System.

Fair Valuation. If (i) a security is thinly traded; (ii) a pricing service is unavailable or does not produce a price for a particular security; or (iii) events occur that may affect a price of a particular security, iX Partners notifies the Chief Compliance Officer. The Chief Compliance Officer coordinates with the traders to obtain independent broker quotes or prices for comparable securities and establish a fair valuation for such security, and obtains input from appropriate portfolio managers as he deems necessary. The Chief Compliance Officer will maintain a file of all fair valuations. If such valuations are used on a continuing basis, the Chief Compliance Officer will monitor the pricing to confirm that such pricing continues to represent a fair valuation of the security.

Calculation and Monitoring of Portfolio Prices and Value. The Eagle Pace Portfolio Accounting System calculates the net asset value of assets in Client accounts on the basis of the methodology set forth above. The Portfolio Assistants check prices daily utilizing the valuation methodologies set forth above and report inconsistencies to the Director of Client Administration, who researches any such inconsistency and, if appropriate, reports it to the Chief Compliance Officer for correction.

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Disaster Recovery Plan

Law

The SEC has stated that an adviser has a fiduciary obligation to protect Client assets from risks resulting from the adviser being unable to provide advisory services. Thus, an adviser must address business continuity in the event of a natural disaster or other event that could affect the adviser’s ability to perform.

Policy

The Firm has adopted a Business Continuity and Recovery Plan (“Plan”) to be used in the event of a significant business interruption. The Plan has been provided to, and is accessible by, each Employee.

Procedures

Availability of Plan. The Director of Human Resources maintains a copy of the Plan and furnishes a copy to each new Employee.

Communication and Training. Any changes to the Plan are disseminated to all Employees and periodic training on the Plan is provided to Employees to ensure that such Employees are aware of and understand their responsibilities under the Plan.

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Proxy Voting

Law

The Firm, as a fiduciary of its clients (including private funds) must act to maximize the value of the accounts it manages. Under its fiduciary duties of care and loyalty, the Firm must monitor corporate actions and act reasonably to vote proxies in the best interests of its clients.

Rule 206(4)-6 under the Advisers Act requires that an adviser that exercises voting authority over client securities;

(i)	adopt and implement written proxy voting procedures reasonably designed to ensure that its voting is in the best interests of clients,

(ii)	address in such policies and procedures how the adviser will manage any conflicts of interest that might otherwise affect its proxy voting decisions,

(iii)	provide a summary of such procedures to clients and

(iv)	offer to provide the full procedures upon request and inform clients how they can obtain information about how their securities were voted.

Policy

The Firm exercises proxy voting authority on behalf of Clients. It is the Firm’s policy generally to vote against any management proposals that the Firm believes could prevent companies from realizing their maximum market value, or would insulate companies and/or management, from accountability to shareholders or prudent regulatory compliance.

Business Operations. The Firm generally will vote in favor of proposals that are a standard and necessary aspect of business operations and that the Firm believes will not typically have a significant effect on the value of the investment. Factors considered in reviewing these proposals include the financial performance of the company, attendance and independence of board members and committees, and enforcement of strict accounting practices. Such proposals include:

•	Name changes

•	Election of directors

•	Ratification of auditors

•	Maintaining current levels of directors’ indemnification and liability

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Policies and Procedures

•	Increase in authorized shares (common stock only) if there is no intention to significantly dilute shareholders’ proportionate interest

•	Employee stock purchase or ownership plans

Change in Status. Proposals that change the status of the corporation, its individual securities, or the ownership status of the securities will be reviewed on a case-by-case basis. Changes in status include proposals regarding:

•	Mergers, acquisitions, restructurings

•	Reincorporations

•	Changes in capitalization

Shareholder Democracy. The Firm generally will vote against any proposal that attempts to limit shareholder democracy in a way that could restrict the ability of the shareholders to realize the value of their investment. This would include proposals endorsing or facilitating:

•	Increased indemnification protections for directors or officers

•	Certain supermajority requirements

•	Unequal voting rights

•	Classified boards

•	Cumulative voting

•	Authorization of new securities if the intention appears to be to unduly dilute the shareholders’ proportionate interest

•	Changing the state of incorporation if the intention appears to disfavor the economic interest of the shareholders

The Firm generally supports proposals that maintain or expand shareholder democracy such as:

•	Annual elections

•	Independent directors

•	Confidential voting

•	Proposals that require shareholder approval for:

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•	Adoption or retention of “poison pills” or golden parachutes

•	Elimination of cumulative voting or preemptive rights

•	Reclassification of company boards

The Firm believes reasonable compensation is appropriate for directors, executives and Employees. Compensation should be used as an incentive and to align the interests of the involved parties with the long-term financial success of the company. It should not be excessive or utilized in a way that compromises independence or creates a conflict of interest. Among the factors the Firm considers when reviewing a compensation proposal is whether it potentially dilutes the value of outstanding shares, whether a plan has broad-based participation and whether a plan allows for the re-pricing of options. Each proposal is reviewed individually.

A record of all proxy decisions and the rationale for voting will be retained and available for inspection by Clients at any time in accordance with the procedures listed below.

Conflicts of Interest. The Firm must act as a fiduciary when voting proxies on behalf of its Clients. In that regard, the Firm will seek to avoid possible conflicts of interest in connection with proxy voting.

ERISA Considerations. ERISA prohibits fiduciaries from acting on behalf of a plan in situations in which the fiduciary is subject to a conflict of interest. Thus, if the Firm determines that it has a conflict of interest with respect to the voting of proxies, the Firm must either seek the Client’s informed direction or retain an independent person to direct the Firm how to vote the proxy in the best interests of the ERISA account.

Class Actions. It is Firm policy not to make any decisions as to whether to participate or opt out of a class action involving securities in which Clients are invested. Any class action materials received by the Firm are returned to the custodian of the Client’s assets for delivery to the Client.

Procedures

Receipt of Proxy Materials. The Firm receives proxy materials primarily from Client custodians via e-mail and through the mail with respect to any securities held in Client accounts. Upon receipt of such materials, the Proxy Administrator checks Client contracts to confirm that proxy voting authority has been assigned by the Clients that hold the securities. The Proxy Administrator then checks the Firm’s records to determine that proxies have been received for all accounts holding the security and whether the Firm still has a position in the security. If the Firm has sold its position between the record date and the meeting date for a particular security, the Firm refrains from voting the securities. If the proxies are to be voted, the Proxy Administrator establishes a file and obtains a proxy analysis report from Institutional Shareholder Services, Inc. (“ISS”), a proxy advisory service. In cases where a Client has contracted with a third party to vote proxies, the Proxy Administrator forwards the proxy to that party.

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Policies and Procedures

Voting Decisions. For each vote, the Proxy Administrator discusses the issues or initiatives with the portfolio manager responsible for the security. The Firm generally votes in accordance with the recommendations of ISS, unless such recommendations violate Firm policy. Once a determination has been made regarding how the Firm will vote, the Proxy Administrator casts the Firm’s vote electronically.

Recusal from Voting. Any Employee who has a direct or indirect pecuniary interest in any issue presented for voting, or any relationship with the issuer, must so inform the Chief Compliance Officer and recuse him or herself from decisions on how proxies with respect to that issuer are voted.

Conflicts of Interest. The Chief Compliance Officer will review all potential conflicts of interests and determine whether such potential conflict is material. Where the Chief Compliance Officer determines there is a potential for a material conflict of interest regarding a proxy, the Chief Compliance Officer will consult with the portfolio manager and a determination will be made as to whether one or more of the following steps will be taken: (i) inform Clients of the material conflict and the Firm’s voting decision; (ii) discuss the proxy vote with Clients; (iii) fully disclose the material facts regarding the conflict and seek the Clients’ consent to vote the proxy as intended; and/or (iv) seek the recommendations of an independent third party. The Chief Compliance Officer will document the steps taken to evidence that the proxy vote was in the best interest of Clients and not the product of any material conflict. Such documentation will be maintained in accordance with required recordkeeping procedures.

Disclosure of Policies and Procedures. The Chief Compliance Officer will provide a summary of these policies and procedures in its Form ADV, Part II to be furnished to Clients. The Chief Compliance Officer will further provide a copy of these policies and procedures to any Client upon request and will inform Clients how they can obtain further proxy voting information about their own proxies.

Record of Votes Cast. The Proxy Administrator maintains a spreadsheet showing each security with respect to which votes were cast, the number of shares voted and how they were voted on each issue. The spreadsheet is maintained and updated to show such information for each proxy received throughout the year.

Client Requests for Votes. If a Client requests that their proxies be voted in a specific way on a specific issue, the portfolio manager or a member of the portfolio management team will advise the Client that it cannot accommodate the request.

Client Requests for Voting Record. Clients may request information concerning how proxies were voted on Client securities. The portfolio manager or a member of the portfolio management team will notify the Chief Compliance Officer if he or she receives such request and will respond to such requests showing how Client securities were voted on particular issues.

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Policies and Procedures

Records to be Maintained. The Proxy Administrator will maintain the following records with respect to proxies: (i) proxy statements received regarding Client securities; (ii) records of votes cast on behalf of a Client, including each security to which votes were cast, the number of shares voted and how they were voted on each issue; (iii) written records of requests by Clients for proxy voting information; (iv) written responses to any written or oral requests, and (v) any documents prepared or used by the Firm, including any ISS reports, that were material to how a proxy was voted or that memorialized the basis for the voting decision. In maintaining item (ii) above, the Firm may rely on the records of any third party, such as a proxy voting service; provided, however, that the Firm will not rely on such a third party without the express agreement of such party to provide a copy of the documents upon request.

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APPENDIX 1

EMPLOYEE ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

AND COMPLIANCE POLICIES AND PROCEDURES

I acknowledge that I have received a copy of the current Compliance Manual of the Firm, including the Code of Ethics (“Code”) and compliance policies and procedures of the Firm, and represent that:

1.	I have read this Compliance Manual, and understand it.

2.	I understand that the Firm may impose sanctions, up to and including termination of employment, for violation of any provision of the Code of Ethics or the compliance policies and procedures.

3.	I will disclose, report and confirm all holdings and transactions required to be disclosed, reported or confirmed pursuant to the Code. I will authorize duplicate statements and confirmations with respect to my Access Person Accounts (as defined under the Code) to be sent to the Chief Compliance Officer of the Firm. I have forwarded a letter to all appropriate parties to authorize such reporting.

4.	If I open any new Access Person Accounts in the future, I will notify the Firm and I will authorize duplicate statements and confirmations with respect to such accounts to be sent to an authorized representative of the Firm.

5.	I will comply with the Code of Ethics and compliance policies and procedures in all respects.

Employee Name:

Employee Signature:

Date:

Policies and Procedures

APPENDIX 2

ANNUAL CERTIFICATION OF COMPLIANCE

I certify that during the past year, in accordance with the Firm’s Code of Ethics and compliance policies and procedures:

1.	I have fully disclosed the securities holdings in my Access Person Accounts (as defined in the Code of Ethics).

2.	Except for transactions in Exempt Securities, I have arranged for the Chief Compliance Officer to receive duplicate copies of each confirmation for each securities transaction and of monthly statements of all Access Person Accounts.

3.	I have read, understand and have complied with the Firm’s Code of Ethics, including provisions concerning gifts and entertainment, in all other respects.

Employee Name:

Employee Signature:

Date:

Policies and Procedures

APPENDIX 3

PERSONAL SECURITIES HOLDINGS REPORT

Please provide a list of all accounts in which you have a Beneficial Interest, including Access Person Accounts and any other non-Client accounts for which you make investment decisions.

Name of Access Person:

	Name of Account Holder	Relationship to Access Person	Financial Institution and Account Number	Name and Phone Number of Contact at Institution
1.
2.
3.
4.
5.

For each account, attach your most recent account statement listing securities in that account if not previously provided to the Firm. If you own securities that are not listed in an account statement, list them below. This includes not only securities held by brokers and other financial institutions, but also securities held at home, in safe deposit boxes, or by an issuer.

	Name of Security/Ticker	Quantity	Value	Name of Broker, Bank or Custodian/Situs of Security
1
2
3
4
5.

I certify that this form and the attached statements (if any) reflect all of the securities in my Access Person Accounts and any other non-Client accounts for which I make investment decisions. If I am relying on account statements in lieu of listing all securities holdings above, I certify that such statements fully and accurately reflect all of the above information and all of the personal securities holdings I am required to report under the Firm’s Personal Securities Transactions Policy and Procedures.

Access Person Signature:

Date:

Policies and Procedures

APPENDIX 4

QUARTERLY SECURITIES TRANSACTION REPORT

Access Person:	Quarter Ended:

Please provide a list of all transactions in securities in all of your Access Person Accounts (other than transactions in Exempt Securities) that are not reflected on monthly account statements otherwise provided to the Chief Compliance Officer. This includes not only securities held by brokers and other financial institutions, but also securities held at home, in safe deposit boxes, or by an issuer.

If you transacted in securities that are not listed in an account statement provided to the Firm, please list them below:

Name of Security/Ticker	Trade Date	Quantity (as applicable, interest rate/maturity date)	Purchase or Sale	Price	Access Person Name and Broker, Bank or Custodian Account/Situs of Security

I hereby certify that:

1.	I have personal knowledge and am aware of the trading activities for the quarter ended on the date above in each of my Access Person Accounts;

2.	This form and the statements (if any) provided to the Firm reflect all of the securities transactions in my Access Person Accounts for the quarter ended on the date above;

3.	No transaction reported on the form or on statements provided to the Firm was effected based on material non-public information;

4.	No transaction reported on the form or on statements provided to the Firm involved a conflict of interest with any Client; and

5.	No transaction reported on the form or on statements provided to the Firm violated any provision of the Code.

Access Person Signature:
Date:

Policies and Procedures

APPENDIX 5

NOTICE/PRE-CLEARANCE FORM

FOR ACCESS PERSON ACCOUNTS

Buy    ☐                 Sell    ☐

                                                              Shares of                                                               at

                    (Amount)                                                      (Name of Issue/Ticker)                            (Price)

Name of Account:

Brokerage Firm:

Account Number:

If selling, please indicate date the security was purchased if purchased within the last thirty days:

My signature below attests that in placing this order I am not seeking to capitalize upon or take personal advantage of any investment recommendations, decisions or programs of the Firm and, to the best of my knowledge and belief, the execution of this order will not have an adverse effect on any account managed by the Firm. I have not received what might be material non-public information about this security.

Name (Print):	Date

Signature

FOR COMPLIANCE OFFICER USE ONLY:

Reviewed by:

Approved                 Disapproved

Policies and Procedures

APPENDIX 6

GIFT AND ENTERTAINMENT REPORT

Name of Employee:

Description of Gift or Entertainment             provided or             received (please check):

Name of             provider or             recipient (please check) and affiliation with Client/prospect/broker/other:

Date gift or entertainment provided or received:

Value of gift or entertainment:

APPENDIX 7

REQUEST FOR APPROVAL OF BROKERAGE ACCOUNT

Name of Access Person:

Name in which Account Held:

Name of Brokerage Firm:

Account Number:

Date Account Opened:

Primary Investment Focus of Account, if any:

         I hereby certify that I have directed or will direct the brokerage firm at which this account is maintained to direct copies of all confirmations and monthly account statements to the Chief Compliance Officer of the Firm.

         I hereby certify that I am not required to direct that confirmations and statements for this account be provided to the Firm’s Chief Compliance Officer because the account will trade only in Exempt Securities.

Access Person Signature

Date

APPENDIX 8

EMPLOYEE INVESTMENT ADVISER QUESTIONNAIRE

Name of Employee:

The purpose of this Questionnaire is to enable the Firm to determine your eligibility to become or remain a “person associated with an “investment adviser” registered with the Securities and Exchange Commission (the “SEC”). The Investment Advisers Act of 1940, as amended (the “Advisers Act”), precludes certain persons with a history of conviction, liability or breach of investment-related statutes from being associated persons of an adviser. Please answer each question by checking either “Yes” or “No.”

(1) Have you ever willfully made or caused to be made in any application for registration or report required to be filed with the SEC under the Advisers Act, or in any proceeding before the SEC with respect to registration, any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or have you omitted to state in any such application or report any material fact which is required to be stated?          Yes          No

(2) Have you ever been convicted of any U.S. felony or misdemeanor, or of a substantially equivalent crime by a foreign court of competent jurisdiction, which:

(A)	involves the purchase or sale of any security, the taking of a false oath, the making of a false report, bribery, perjury, burglary, any substantially equivalent activity, or conspiracy to commit any such offense? Yes No

(B)	arises out of the conduct of the business of a broker, dealer, municipal securities dealer, investment adviser, bank, insurance company, government securities broker, government securities dealer, fiduciary, transfer agent, foreign person performing a function substantially equivalent to any of the above, or entity or person required to be registered under the Commodity Exchange Act or substantially equivalent statute or regulation? Yes No

(C)	involves the larceny, theft, robbery, extortion, forgery, counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion, or misappropriation of funds or securities, or substantially equivalent activity however denominated by the laws of the relevant foreign government? Yes No

(D)	involves concealment of assets in bankruptcy, mail fraud, counterfeiting or forgery or fraud and false statements in violation of section 152, 1341, 1342, or 1343 or chapter 25 or 47, respectively, of the United States Criminal Code, or a violation of a substantially equivalent foreign statute? Yes No

(3) Have you ever been convicted of any crime that is punishable by imprisonment for 1 or more years that is not described in paragraph (2) or a substantially equivalent crime by a foreign court of competent jurisdiction?          Yes          No

(4) If you answered yes to Question 2 or 3 or any part thereof, did such conviction occur prior to October 1, 1995?          Yes          No

(5) Have you ever been permanently or temporarily enjoined by order, judgment, or decree of any court of competent jurisdiction, including any foreign court of competent jurisdiction, from acting as an investment adviser, underwriter, broker, dealer, municipal securities dealer, government securities broker or dealer, transfer agent, foreign person performing a function substantially equivalent to any of the above, or entity or person required to be registered under the Commodity Exchange Act, of any substantially equivalent statute or regulation, or as an affiliated person or employee of any investment company, bank, insurance company, foreign entity substantially equivalent to any of the above, or entity or person required to be registered under the Commodity Exchange Act or any substantially equivalent statute or regulation, or from engaging in or continuing any conduct or practice in connection with any such activity, or with the purchase or sale of any security?          Yes          No

(6) Have you ever willfully violated, or are you unable to comply with, any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Advisers Act, the Investment Company Act of 1940, the Commodity Exchange Act, the rules or regulations thereunder, or any rule of the Municipal Securities Rulemaking Board?          Yes          No

(7) Have you ever willfully aided, abetted, counseled, commanded, induced, or procured the violation by any other person of any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Advisers Act, the Commodity Exchange Act, the rules or regulations under any of such statutes, or the rules of the Municipal Securities Rulemaking Board or failed reasonably to supervise, with a view to preventing violations of the provisions of such statutes, rules, and regulations, another person who commits such a violation, if such other person is subject to your supervision?          Yes          No

(8) Are you subject to an order of the SEC barring or suspending your right to be associated with an investment adviser?          Yes          No

(9) Have you ever been found by a foreign financial regulatory authority to have:

(A)	made or caused to be made in any application for registration or report required to be filed with a foreign securities authority, or in any proceeding before a foreign securities authority with respect to registration, any statement that was at the time and in light of the circumstances under which it was made false or misleading with respect to any material fact, or omitted to state in any application or report to a foreign securities authority any material fact that is required to be stated?

         Yes          No

(B)	violated any foreign statute or regulation regarding transactions in securities or contracts of sale of commodity futures contracts? Yes No

(C)	aided, abetted, counseled, commanded, induced, or procured the violation by any other person of any foreign statute or regulation regarding transactions in securities or commodity futures contracts or failed reasonably to supervise, with a view to preventing violations of statutory provisions, and rules and regulations promulgated thereunder, another person who commits such a violation, if such other person is subject to your supervision? Yes No

These answers are true and correct to the best of my knowledge, information and belief.

Signature:                                                           Date:

APPENDIX 9

NEW ACCOUNT FORM

* Required Fields

APPENDIX 10

ARK ASSET MANAGEMENT CO., INC.

Organizational Chart

Office of the Chairman
Brandt Breck Mermelstein
Operating Committee
Brandt Charcalis Kurth Mermelstein
Legal/Compliance
Marketing / Client Service
Norton
Large Cap Value
Ujazdowski
Growth
Kurth
Fixed Income
Heine
Small Cap Value / Midcap Value
Brandt Charcalis
Marketing /Client Service Team
Jarvis
Norton
Simmons
Herzer
Fugler
Leslie
Doyle
Large Cap Value Team
Ujazdowski
Steiner
Steuernagel
Baker
Parsons
Younkman
Growth Team
Kurth
Peretz
Kotlarz
Mullane
Pontone
Rosinsky
Terlau
Fixed Income Team
Heine
Singh
Wood
Scott
Kravitz
Small Cap Value / Midcap Value Team
Brandt
Charcalis
Lyons
Marciano
Covino
Marketing Support
Group Administration
Group Administration
Group Administration
Group Administration
Administration
Mermelstein
Human Resources
Operations
Performance
Trading
Treasury

APPENDIX 11

NOTICE CONCERNING ARK’S PRIVACY POLICY

This Privacy Policy explains the manner in which Ark Asset Management Co., Inc. (“Ark”) collects, utilizes and maintains nonpublic personal information about our Clients. This Privacy Policy only applies to products or services provided to individuals by Ark and which are used for personal, family, or household purposes (not business purposes).

Ark is committed to protecting your privacy and maintaining the confidentiality and security of your personal information. We are sending you this privacy notice to help you understand how we handle the personal information about you that we collect and how we use it to service your account.

Categories of Information We Collect and May Disclose

Protecting your personal information is an important priority for Ark. We use the personal information collected about you in order to provide you with better service. We may collect nonpublic personal information about you from the following sources:

•	Agreements, applications or forms (for example, name, address, Social Security number, birth date, assets, and income);

•	Transactional activity in your account (for example, trading history and balances); and

•	Other interactions with us or our affiliates (for example, discussions with our staff).

We may disclose nonpublic personal information we collect about you to our affiliates and nonaffiliated service providers, as permitted by law. For example, we may share nonpublic personal information about you in the following situations:

•	In connection with the administration and operations of Ark’s management of Client accounts, which may include brokers, custodians, attorneys, accountants, auditors, administrators, or other professionals or service providers;

•	To respond to a subpoena or court order, judicial process or regulatory inquiry;

•	With our affiliates to assist Ark in offering and providing our products and services to you; and

•	Upon your consent, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on your behalf.

We may also disclose nonpublic personal information about our transactions or experiences with you to our affiliates, as permitted by law.

If you are a former Client, your information is treated in the same manner as the information of current Clients.

Confidentiality and Security

Ark has always considered the protection of sensitive information to be a sound business practice and a foundation of Client trust. We protect personal information we collect about you by maintaining physical, electronic and procedural safeguards.

Within Ark we restrict access to nonpublic personal information about you to those Employees who need to know that information to provide products or services to you.

Further Information

We reserve the right to change this Privacy Policy at any time. The examples contained within this notice are illustrations and are not intended to be exclusive. This notice complies with recently enacted Federal law regarding privacy. You may have additional rights under other foreign or domestic laws that may apply to you.

Please contact us if you have any questions.